EXHIBIT 2.1


                                                                  EXECUTION COPY



                            SHARE EXCHANGE AGREEMENT

                                  BY AND AMONG

                     SPORTS INFORMATION AND PUBLISHING CORP.

                               MICHAEL D. TANNER,

  HEMP TRUSTEES LIMITED (AS THE CORPORATE TRUSTEE OF THE HEMP EMPLOYEE BENEFIT
                                    TRUST),

                         JOHN FULLER AND BRIAN CAMERON,

                                 WESTEK LIMITED


                                       AND

                          THE HOLDERS OF SECURITIES OF
                       HALL EFFECT MEDICAL PRODUCTS, INC.


                            DATED AS OF JUNE 30, 2004

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EXHIBITS

    EXHIBIT A     Articles of Amendment to the Articles of Incorporation of
Sports Information
    EXHIBIT B     Articles of Exchange
    EXHIBIT C     Shareholders Agreement
    EXHIBIT D     INTENTIONALLY BLANK
    EXHIBIT E     Guaranty Agreement
    EXHIBIT F     Stock Option Plan
    EXHIBIT G     Stock Option Agreement with Management Group
    EXHIBIT H     INTENTIONALLY BLANK
    EXHIBIT I     Restated Articles of Incorporation

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                            SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this "AGREEMENT") is made and entered into as of the 30th day of June, 2004, by and among (A) Robert M. Rubin and certain other stockholders of Sports Information, as members of the "New Shareholder Group" (hereinafter defined) who have executed this Agreement on the signature pages hereof (collectively, the "NEW SHAREHOLDERS"); (B) Westek Limited, a company organized and existing under the laws of England (the "WESTEK"); (C) Abacus Trust Company Limited, a company organized and existing under the laws of the Isle of Man (the "MAJORITY SHAREHOLDER"), in its capacity as trustee of the Westek Limited Employee Trust (the "WESTEK EMPLOYEE TRUST"), (D) those additional persons who have executed this Agreement on the signature pages hereof under the heading "Minority Shareholders" (collectively, the "MINORITY SHAREHOLDERS"); (E) John Fuller and Brian Cameron, individuals (collectively, the "MANAGEMENT GROUP"); (F) SPORTS INFORMATION AND PUBLISHING CORP., a corporation formed under the laws of the State of Colorado ("SPORTS INFORMATION"), (G) MICHAEL D. TANNER, an individual (the "SPORTS INFORMATION PRINCIPAL STOCKHOLDER") and (H) HEMP Trustees Limited, a company organized and existing under the laws of England and Wales as corporate trustee of the HEMP Employee Benefit Trust ("HEMP TL").

The New  Shareholders,  HEMP  TL,  the  Majority  Shareholder  and the  Minority
Shareholders are hereinafter collectively referred to as the "HEMP SHAREHOLDERS". The HEMP Shareholders and the Management Group are collectively sometimes referred to as the "HEMP SECURITY-HOLDERS". Sports Information, the HEMP Security-holders and the Sports Information Principal Stockholder are referred to herein individually as a "Party" and collectively as the "Parties."

                                    PREAMBLE

         WHEREAS, The HEMP Shareholders are the record and beneficial owners of 100% of the issued and outstanding capital stock of HALL EFFECT MEDICAL PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware, United States of America ("HEMP");

         WHEREAS, the HEMP TL holds 3,000,000 shares of HEMP Common Stock, as herein after defined (the "HEMP TL SHARES"), and has undertaken to issue nil cost options to acquire such 3,000,000 shares (the "HEMP TL OPTIONS") to the members of the Management Group;

         WHEREAS, Bridge Lenders (as hereinafter defined) have rights to convert promissory notes for 750,000 shares of HEMP Common Stock (the "HEMP Bridge Lenders' Stock").

         WHEREAS, Sports Information has proposed to acquire HEMP pursuant to an exchange transaction (the "EXCHANGE") whereby, pursuant to the terms and subject to the conditions of this Agreement, all of the HEMP Shareholders shall exchange 100% of the issued and outstanding shares of HEMP common stock, $.001 par value per share (the "HEMP COMMON STOCK") and 100% of the issued and outstanding shares of HEMP preferred stock, $.001 par value per share (the "HEMP PREFERRED STOCK," and collectively with the HEMP Common Stock, the "HEMP CAPITAL STOCK"), for (a) 34,343,662 shares of 4% voting redeemable convertible shares of preferred stock of Sports Information (the "SPORTS INFORMATION PREFERRED STOCK"), and (b) 38,636,620 shares of common stock of Sports Information, par value $.001 per share (the "SPORTS INFORMATION COMMON STOCK");

         WHEREAS, pursuant to the terms and conditions of the Exchange and this Agreement, HEMP TL shall exchange all of the HEMP TL Shares for 12,878,873 shares of Sports Information Common Stock (the "HEMP TL SPORTS INFORMATION SHARES") and HEMP TL shall issue to the members of the Management Group options entitling such Persons to acquire options over the HEMP TL Sports Information Shares in satisfaction of the undertaking by HEMP TL (the "HEMP TL SPORTS INFORMATION OPTIONS");

         WHEREAS, Sports Information has agreed to issue 3,219,718 shares of Sports Information Common Stock to the Bridge Lenders in settlement of the existing promissory notes entitling the Bridge Lenders to convert outstanding debt to 750,000 shares of HEMP Common Stock;

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         WHEREAS,  the  obligation  of the  Parties  to effect the  Exchange  is subject to the conditions set forth in Article V hereof;

         WHEREAS, the Parties intend that the Exchange qualify as a tax free exchange transaction within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

         WHEREAS, the Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

         In addition to the definitions contained in SCHEDULE 1 annexed hereto, incorporated by reference herein and made a part hereof, as used in this Agreement, the following additional terms shall have the meanings set forth below:

"APPLICABLE LAW" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Exchange and/or the Parties.

"BRIDGE   LENDERS"  means  the  holders  of  promissory   notes  issued  by  the
Corporations totalling $500,000 entitling each holder to convert the outstanding debt at a rate of 1.5 shares of HEMP Common Stock for each $1 owed.

"BUSINESS OF THE CORPORATIONS" means the invention, design, manufacture, sale, licensing or otherwise exploiting products and devices used in medical and other applications and incorporating the Hall Effect science and technologies.

"DOLLAR" and "$" means lawful money of the United States of America.

"GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

"EXCHANGE SECURITIES" means the collective reference to (a) 34,343,662 shares of Sports Information Series A Preferred Stock, duly registered in the name of each of the Majority Shareholder and the Minority Shareholders, all as specified on
Schedule 1.3(a) to this Agreement; (b) all 25,757,747 shares of Sports Information Common Stock, duly registered in the name of each of the New Shareholders, all as specified on Schedule 1.3(b) to this Agreement and (c) the 12,878,873 HEMP TL Sports Information Shares to be exchanged for HEMP TL Shares.

"FULLY-DILUTED HEMP SHARES" means, at any applicable point in time, the issued and outstanding shares of HEMP Capital Stock, on a fully-diluted basis, after giving effect to (a) all issued and outstanding shares of HEMP Common Stock, (b) all issued and outstanding shares of HEMP Preferred Stock if any, (c) all shares of HEMP Capital Stock issuable upon exercise of any outstanding options, warrants or other rights to purchase HEMP Capital Stock, and/or (d) all shares of HEMP Capital Stock issuable upon conversion of any outstanding notes, preferred stock, or other securities convertible into or exchangeable for shares of HEMP Capital Stock.

"FULLY-DILUTED SPORTS INFORMATION SHARES" means, at any applicable point in time, the issued and outstanding Shares of Sports Information capital stock, on a fully-diluted basis, after giving effect to (a) all issued and outstanding Shares of Sports Information Common Stock, (b) all issued and outstanding shares of Sports Information Preferred Stock if any, (c) all Shares of Sports Information capital stock issuable upon exercise of any outstanding options, warrants or other rights to purchase Sports Information capital stock, and/or
(d) all Shares of Sports Information capital stock issuable upon conversion of any outstanding notes, preferred stock, or other securities convertible into or exchangeable for Shares of Sports Information capital stock.

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"HEMP SHARES" means, at any applicable point in time, the issued and outstanding shares of HEMP Common Stock and HEMP Preferred Stock.

 "INTELLECTUAL PROPERTY" means all (i) patent and patent rights, trademarks and trademark rights, trade names and trade name rights, copyrights and copyright rights, service marks and service mark rights, and all pending applications for and registration of the same; (ii) brand names, trade dress, business and product names, logos and slogans, and (iii) proprietary technology, including all know-how, trade secrets, quality control standards, reports (including test reports), designs, processes, market research and other data, computer software and programs (including source codes and related documentation), formulae, inventions and other ideas, methodologies, and technical information, (iv) claims of the owner of any intellectual property for infringement of its rights by a third party, no matter when arising, and (v) other intellectual property.

"MATERIAL ADVERSE EFFECT" with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, when taken as a consolidated whole.

"PERSON" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

"SPORTS INFORMATION" refers to Sports Information and Publishing Corp., a Colorado corporation and its successor InVitro Medical Devices, Inc., a Delaware corporation unless the context indicates otherwise.

                                    ARTICLE I
                                  THE EXCHANGE

         1.1 OWNERSHIP OF THE SHARES. The HEMP Preferred Stock are owned of register and (with the exception of the Majority Shareholder, which holds the relevant shares on trust for the Westek Limited Employee Trust) beneficially by the Majority Shareholder and those Minority Shareholders listed on SECTION 1.1(a) TO THE DISCLOSURE SCHEDULE annexed hereto, and the HEMP Common Stock is owned by the HEMP Shareholders as listed on SECTION 1.1(b) TO THE DISCLOSURE SCHEDULE.

         1.2 TRANSFER OF THE HEMP SHARES. Subject to the terms and conditions of this Agreement, at the Closing, the HEMP Shareholders hereby agree to transfer, convey, assign, set over and deliver ("TRANSFER") to Sports Information with full title guarantee, and Sports Information shall acquire and accept from the applicable HEMP Shareholders, all and not less than all of the HEMP Shares respectively held by each of them, free and clear of all Encumbrances. Each of the HEMP Shareholders do hereby waive all rights of pre-emption, other restrictions on Transfer and rights of veto or otherwise, which have or may have been conferred on any or all of them, or otherwise, in respect of the Transfer of the HEMP Shares to Sports Information under this Agreement.

         1.3 CONSIDERATION FOR TRANSFER OF THE HEMP SHARES AND HEMP MANAGEMENT GROUP OPTIONS; ALLOCATION OF CONSIDERATION.

                  (a) At the Closing and in sole consideration for the Transfer of the HEMP Preferred Stock, Sports Information shall deliver to the Majority Shareholder and the Minority Shareholders an aggregate of 34,343,662 shares of 4% voting, convertible Series A preferred stock, $.001 par value per share, of Sports Information (the "SPORTS INFORMATION SERIES A PREFERRED STOCK"). The aggregate number of shares of Sports Information Series A Preferred Stock shall be allocated amongst the Majority Shareholder and the Minority Shareholders in the manner set forth on SCHEDULE 1.3(a) TO THE DISCLOSURE SCHEDULE annexed hereto. The respective rights, privileges and designations of the Sports Information Series A Preferred Stock are as set forth in the articles of amendment to the Sports Information articles of incorporation annexed hereto as EXHIBIT A and made a part hereof (the "SPORTS INFORMATION SERIES A PREFERRED STOCK ARTICLES OF AMENDMENT").

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                  (b) At the Closing, and in sole consideration for the Transfer of the HEMP Common Stock, Sports Information shall deliver to the New Shareholders an aggregate of 25,757,747 shares of Sports Information Common Stock and to HEMP TL an aggregate of 12,878,873 shares of Sports Information Common Stock. The 25,757,747 shares of Sports Information Common Stock shall be allocated amongst the New Shareholders in the manner set forth on SCHEDULE 1.3(b) TO THE DISCLOSURE SCHEDULE annexed hereto.

         1.4 CAPITALIZATION OF SPORTS INFORMATION. At the Closing Sports Information shall be authorized by its certificate of incorporation to issue an aggregate of 50,000,000 shares of common stock, $.001 par value per share (the "SPORTS INFORMATION COMMON STOCK") and an aggregate of 35,000,000 shares of preferred stock, $.001 par value per share, containing such rights, designations and privileges as the board of directors of Sports Information may from time to time designate (the "SPORTS INFORMATION PREFERRED STOCK"). At Closing (a) an aggregate of 34,343,662 shares of Sports Information Series A Preferred Stock shall be allocated amongst the Majority Shareholder and the Minority Shareholders in the manner set forth on SCHEDULE 1.3(a) TO THE DISCLOSURE SCHEDULE annexed hereto, (b) an aggregate of 25,757,747 shares of Sports Information Common Stock shall be issued to the New Shareholders described on
SCHEDULE 1.3(b) TO THE DISCLOSURE SCHEDULE annexed hereto, and (c) the HEMP TL Sports Information Shares, constituting 12,878,873 shares of Sports Information Common Stock, shall be issued to HEMP TL in exchange for the HEMP TL Shares.

         1.5 RIGHTS AND PRIVILEGES OF SPORTS INFORMATION SERIES A PREFERRED STOCK. The Sports Information Series A Preferred Stock shall:

                  (a) have a priority over all of the shares of Sports Information Common Stock on liquidation or sale of Sports Information, at the rate of $1.00 per share of Sports Information Series A Preferred Stock, or a liquidation preference of $34,343,662 as to all shares of Sports Information Series A Preferred Stock;

                  (b)  pay  an  annual   dividend   (at  the  option  of  Sports
Information, either in cash or in additional shares of Sports Information Common Stock), at an annual rate of 4% per annum;

                  (c) vote with Sports Information Common Stock on all matters as to which shareholders of Sports Information are entitled to vote, on an "as converted" basis, as though all outstanding shares of Sports Information Series A Preferred Stock had been converted into Sports Information Common Stock immediately prior to the taking of the record date for all stockholders entitled to vote at any regular or special meeting of stockholders of Sports Information;

                  (d) be convertible at any time at the option of the holder into Common Stock, at the rate of one share of Sports Information Common Stock for each outstanding share of Sports Information Series A Preferred Stock at any time commencing 15 months after the Closing Date provided that the shares of Sports Information shall have traded at a price of $3.00 per share for at least 30 consecutive trading days and at anytime after 18 months after the Closing Date;

                  (e) if fully converted into shares of Sports Information Common Stock immediately upon issuance at Closing, would represent, in the aggregate not less than 47% of the issued and outstanding shares of Sports Information Common Stock issued to and committed for issuance to all members of the Management Group, the New Shareholder Group and the HEMP Security-holders; and

                  (f) contain such other rights, privileges and designations as shall be set forth in the Sports Information Series A Preferred Stock Articles of Amendment annexed hereto as EXHIBIT A and made a part hereof.

         1.6 CLOSING AND EFFECTIVE TIME.

                  (a) The Closing of the Transfer of the Shares and the issuance by Sports Information of the Consideration (the "CLOSING") shall take place at the offices of David L. Kagel, Esq., 1801 Century Park East, Suite 2500, Los Angeles, California 90667 not later than five days after all of the conditions to closing specified in this Agreement (other than those conditions requiring the execution or delivery of a Document or the taking of some action at the Closing) have been fulfilled or waived by the Party entitled to waive that condition; provided, however, that (a) the Parties shall use their best efforts to effect the Closing by July 31, 2004, and (b) the Closing may take

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place by facsimile  or other means as may be mutually  agreed upon in advance by the Parties. The date on which the Closing is held is referred to in this Agreement as the "CLOSING DATE."

                  (b) The effective time of the Exchange (the "EFFECTIVE TIME") shall occur upon the filing with the Secretary of State of the State of Delaware of Articles of Exchange (the "ARTICLES OF EXCHANGE") substantially in the form of EXHIBIT B and executed in accordance with the applicable provisions of the Colorado Revised Statutes, or at such later time as may be agreed to by Sports Information and HEMP and specified in the Articles of Exchange. Provided that this Agreement has not been terminated pursuant to Article VII, the Parties will cause the Articles of Exchange to be filed as soon as practicable after the Closing.

         1.7 DELIVERIES AT CLOSING BY HEMP SECURITY-HOLDERS.

                  1.7.1 At the Closing, subject to the terms and conditions of this Agreement, the HEMP Security-holders other than HEMP TL shall execute and/or deliver (as applicable), or cause to be executed and/or delivered, to Sports Information, the documents and instruments referred to in Section 1.7.1
  (a) - (c) below:

                  (a) certificates representing all of the HEMP Shares other than those held by HEMP TL, accompanied by duly executed stock transfer forms transferring such HEMP Shares to Sports Information and otherwise in good form for Transfer, or if any HEMP Share certificates have been lost or destroyed, an indemnity from such HEMP Shareholder in form and content approved by Sports Information or its counsel before execution of this Agreement, including a power of attorney coupled with an interest in favour of Sports Information entitling Sports Information to exercise all rights, whether voting or otherwise, attaching to such HEMP Shares pending registration of share transfers;

                  (b) a shareholders' agreement duly executed by each of the HEMP Shareholders, the Management Group, the Sports Information Principal Stockholder and Sports Information, substantially in the form of EXHIBIT C attached hereto (the "SHAREHOLDERS AGREEMENT");

                  (c) such other Documents as may be reasonably requested by Sports Information and approved in good faith by the HEMP Shareholders and the Management Group and their respective counsel, that are necessary to effect the Closing.

                  1.7.2 At the Closing, subject to the terms and conditions of this Agreement, HEMP TL shall execute and/or deliver (as applicable), or cause to be executed and delivered, to Sports Information a certificate representing all of the HEMP TL Shares, accompanied by a duly executed stock transfer form transferring the HEMP Shares to Sports Information or its nominee and otherwise in good form for Transfer or, if the HEMP TL Share certificate shall have been lost, or destroyed, an indemnity from HEMP TL in form and content satisfactory to Sports Information and its counsel, including a power of attorney coupled with an interest in favour of Sports Information entitling Sports Information to exercise all rights of ownership, including but not limited to voting rights, attaching to such HEMP TL Shares, pending registration of the share transfers.

         1.8 DELIVERIES AT CLOSING By SPORTS INFORMATION. At the Closing, subject to the terms and conditions of this Agreement, Sports Information shall execute and deliver or cause to be executed and delivered to the HEMP Shareholders and the Management Group (as applicable):

                  (a) certificates evidencing 34,343,662 shares of Sports Information Series A Preferred Stock, duly registered in the name of each of the Majority Shareholder and the Minority Shareholders, all as specified on Schedule 1.3(a) to this Agreement;

                  (b) certificates evidencing all 25,757,747 shares of Sports Information Common Stock, duly registered in the name of each of the New Shareholders, all as specified on Schedule 1.3(b) to this Agreement;

                  (c) certificates evidencing all HEMP TL 12,878,873 shares of Sports Information Common Stock duly registered in the name of HEMP TL, representing the HEMP TL Sports Information Shares;

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                  (d) a guaranty agreement, substantially in the form of EXHIBIT
E attached hereto, pursuant to which Sports Information shall unconditionally and irrevocably guaranty the obligations of HEMP to the Majority Shareholder under the Majority Shareholder Note (the "Guaranty Agreement");

                  (e) a stock option plan of Sports Information to be approved by the Board of Directors and compensation committee of Sports Information under which an aggregate of up to 21,434,788 shares of Sports Information Common Stock (excluding the shares of Sports Information Common Stock held by HEMP TL underlying the HEMP TL Sports Information Options) shall be reserved for issuance to key employees of Sports Information and the Corporations, all in the form of EXHIBIT F annexed hereto (the "SPORTS INFORMATION STOCK OPTION PLAN");

                  (f) Incentive Stock Options to purchase up to 4,829,577 shares of Sports Information Common Stock issued to each of the members of Management Group, to be approved by the Board of Directors and compensation committee of Sports Information all upon the terms and subject to the conditions set forth in EXHIBIT G attached hereto (the "MANAGEMENT GROUP INCENTIVE OPTIONS");

                  (g) evidence of satisfaction of obligations to the Bridge Lenders to HEMP; and

                  (h) a copy of a filing receipt or certified copy of the Sports Information Series A Preferred Stock Articles of Amendment from the Secretary of State of Colorado, evidencing the filing and recordation of the Sports Information Series A Preferred Stock Articles of Amendment; and

                  (i) such other Documents as may be reasonably requested by the HEMP Security-holders and necessary to effect the Closing.

         1.9 RESTRICTIONS ON RESALE

                  (a) THE EXCHANGE SECURITIES. The Exchange Securities will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until; (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Sports Information receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for Sports Information, that an exemption from the registration requirements of the Securities Act is available.

         The certificates representing the number of Exchange Securities for which the HEMP Shares shall have been issued pursuant to this Agreement shall contain a legend substantially as follows:

         "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR SPORTS INFORMATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR SPORTS INFORMATION THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

         1.10     EXCHANGE OF CERTIFICATES

                  (a) After the Closing Date and pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent to the HEMP Security-holders, the HEMP Security-holders shall be required to surrender all their HEMP Shares to the Exchange Agent, and the HEMP Security-holders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Exchange Securities into which the HEMP Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate or agreement which, prior to the Closing Date, represented HEMP Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article II, to evidence the ownership of the number of whole Exchange

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Securities  for which  such HEMP  Shares  have been so  exchanged.  No  dividend payable to holders of Exchange Securities of record as of any date subsequent to the Closing Date shall be paid to the owner of any certificate which, prior to
the  Closing  Date,   represented   HEMP  Shares,   until  such  certificate  or
certificates representing all the relevant HEMP Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

                  (b) All Exchange Securities for which the HEMP Shares shall have been exchanged pursuant to this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the HEMP Shares.

                  (c) All certificates representing HEMP Shares converted into the right to receive Exchange Securities pursuant to this Article I shall be furnished to Sports Information subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

                  (d) On the Closing Date, the stock transfer book of HEMP shall be deemed to be closed and no transfer of HEMP Shares shall thereafter be recorded thereon.

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF SPORTS INFORMATION
                AND THE SPORTS INFORMATION PRINCIPAL STOCKHOLDERS

         Except as set forth in the schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to the HEMP Security-holders and Sports Information and the Sports Information Principal Stockholder hereby jointly and severally represent and warrant to the HEMP Security-holders, as of the date of this Agreement and as of the Closing Date, as follows:

SECTION 2.01 ORGANIZATION, STANDING AND POWER.

         Sports Information is a company duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Sports Information is duly qualified to do business as a foreign corporation doing business in each state in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect on Sports Information or its business. Sports Information does not have an ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

SECTION 2.02  CAPITALIZATION.

         (a) There are 60,000,000 shares of capital stock of Sports Information authorized, consisting of 50,000,000 shares of common stock, $.001 par value per share (the "SPORTS INFORMATION COMMON STOCK") and 10,000,000 shares of preferred stock $.001 par value per share and as of the date of this Agreement, there are 5,020,000 shares of Sports Information Common Stock issued and outstanding.

         (b) Michael D. Tanner owns of record and beneficially 4,000,000 shares of Sports Information Common Stock. The balance of the Sports Information Common Stock issued and outstanding includes Sports Information Common Stock in the public float and restricted Sports Information Common Stock. Except as disclosed in Section 2.02(a) above, no Sports Information Common Stock has been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of Sports Information Common Stock except as provided in this Agreement. All outstanding shares of Sports Information Common Stock are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

         (c) As at the date of this Agreement and on the Closing Date, the Fully-Diluted Sports Information Shares shall be 17,240,000 shares of Common Stock. After giving effect to the change of domicile of Sports

Information and the related reverse stock split contemplated hereby, the Fully-Diluted Sports Information Shares shall be 86,200,000 shares of Sports Information Stock on the Closing Date of the Exchange.

SECTION 2.03 AUTHORITY FOR AGREEMENT.

         The execution, delivery, and performance of this Agreement by Sports Information has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of Sports Information enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement and compliance with its provisions by Sports Information will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under (whether with or without notice or lapse of time or both), Sports Information's Certificate of Incorporation or Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which Sports Information is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, injunction, charge, rule or regulation or other restriction of any governmental agency applicable to Sports Information except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on Sports Information. Except as set forth in SCHEDULE 2.03, no consent, filing with or notification to, or approval or authorization of any governmental, regulatory or other authority is required on the part of Sports Information in connection with the execution, delivery and performance of this Agreement.

SECTION 2.04 ISSUANCE OF SPORTS INFORMATION MERGER SHARES

         The Exchange Securities issuable to the HEMP Stockholders as the holders of the HEMP Shares will when issued pursuant to this Agreement be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.05 FINANCIAL STATEMENTS.

         (a) Sports Information has made available to HEMP copies of its audited financial statements at September 30, 2002 and 2003 and for the fiscal years then ended, and the unaudited financial statement as at March 31, 2004 and for the six months then ended (collectively, "SPORTS INFORMATION FINANCIAL STATEMENTS").

         (b) Each set of financial statements (including, in each case, any related notes thereto) contained in the Sports Information Financial Statements was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). Such financial statements fairly present the consolidated financial position of Sports Information as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal, recurring year-end audit adjustments.

         (c) To the knowledge of Sports Information, except as disclosed in the consolidated financial statements contained in the Sports Information Financial Statements or on SCHEDULE 2.05(c) hereof, there has been no material change in the financial condition, operations or business of Sports Information since September 30, 2003.

         (d) Except as otherwise disclosed in the consolidated financial statements contained in the Sports Information Financial Statements, Sports Information does not have any liabilities.

SECTION 2.06  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since March 31, 2004:

         (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Sports Information or (ii) any damage, destruction, or loss to Sports Information (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Sports Information;

         (b) Sports Information has not (i) amended its articles of incorporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Sports
Information; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

         (c) Sports Information has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Sports Information balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Sports Information; or
(v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock);

         (d) to the best knowledge of Sports Information, Sports Information has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Sports Information; and

         (e) as at the date of this Agreement and as at the Closing Date, the aggregate Sports Information liabilities which would be required to be disclosed on a balance sheet prepared in accordance with GAAP do not and will not exceed $75,000 in the aggregate.

SECTION 2.07 INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS.

         To the knowledge of Sports Information, Sports Information has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. No rights of any other person are violated by the use by Sports Information of any intellectual property. None of the intellectual property utilized in the operation of the business of Sports Information has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of Sports Information, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

SECTION 2.08 GOVERNMENTAL CONSENT

         No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Sports Information, is required by or with respect to Sports Information in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) Colorado law.

SECTION 2.09 LITIGATION

         There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of Sports Information threatened against or affecting, Sports Information or any of its assets or properties before any court or arbitrator or any governmental or other body, agency or official.

SECTION 2.10 INTERESTED PARTY TRANSACTIONS

         Sports Information is not indebted to any officer or director of Sports Information (except for compensation and reimbursement of expenses incurred in the ordinary course of business and payment of which is not overdue), and no such person is indebted to Sports Information, except as disclosed in the reports filed with the Securities and Exchange Commission.

SECTION 2.11 COMPLIANCE WITH APPLICABLE LAWS.

         The business of Sports Information has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which both individually and also in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. No investigation or review by any governmental entity with respect to Sports Information is pending or, to the knowledge of Sports Information after reasonable inquiry, threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which both individually and also in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect. Sports Information is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended, and has not been threatened or subject to delisting on any exchange on which it is traded.

SECTION 2.12 NO UNDISCLOSED LIABILITIES.

         There are no liabilities or debts of Sports Information of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

SECTION 2.13 TAX RETURNS AND PAYMENT

         Sports Information has duly and timely filed all Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in the Sports Information Financial Statements. Except as disclosed in the Sports Information Financial Statements, there is no claim for Taxes that is a lien against the property of Sports Information other than liens for Taxes not yet due and payable, none of which Taxes is material. Sports Information has not received notification of any audit of any Tax Return of Sports Information being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by Sports Information which is currently in effect, and Sports Information is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any amount in excess of the amount reflected on the Sports Information Financial Statements.

SECTION 2.14 LABOR AND EMPLOYMENT MATTERS

         Except for the Sports Information Principal Stockholder, Sports Information has one employee. Sports Information is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the knowledge of Sports Information, there has been no effort by any labor union or any other person during the twenty-four (24) months prior to the date hereof to organize any employees or consultants of Sports Information who are not already members of a collective bargaining unit into one or more collective bargaining units, nor, to the knowledge of the Sports Information, are any such efforts being conducted. There is no pending or, to the knowledge of Sports Information, threatened labor dispute, strike or work stoppage which affects or which may affect the business of Sports Information, or which may interfere with its continued operations. To the knowledge of Sports Information, neither Sports Information nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against Sports Information by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees or consultants of Sports Information during the twenty-four (24) months prior to the date hereof. Sports Information has complied, in all material respects, with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities or other employment practices, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended. Sports Information has received no notice of any claim before any governmental body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of employees or any governmental body or, to the knowledge of Sports Information is any such claim threatened against Sports Information. Sports Information is not a party to, or otherwise bound by, any order relating to its employees or employment practices. Sports Information has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees. No current or former employee of Sports Information is (i) absent on a military leave of absence and/or eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (ii) absent on a leave of absence under the Family and Medical Leave Act.

SECTION 2.15 EMPLOYEE BENEFITS

         There is no employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and (ii) no other benefit plan, program, contract or arrangement of any kind whatsoever, covering the employees or consultants of Sports Information or which is sponsored, maintained or contributed to by Sports Information or to which Sports Information has an obligation to contribute (all such employee benefit plans and other benefit plans, programs, contracts or arrangements hereinafter individually and collectively called the "EMPLOYEE BENEFIT PLAN(S)").

SECTION 2.16 BUSINESS; LIABILITIES.

The sole operating business of Sports Information is fully described in its Form 10-KSB for its fiscal year ended September 30, 2003. Sports Information acts as a publisher of sports related information. No revenues from these activities were generated during the six-month period ended March 30, 2004. Except as aforesaid, Sports Information has no operating business and no operating subsidiaries, and by the Closing Date, Sports Information shall have no greater than $75,000 of total balance sheet and contingent liabilities, and no commitments to incur liabilities.

SECTION 2.17 SPORTS INFORMATION PUBLIC FILINGS

All public filings by Sports Information under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect. All Sports Information public filings under the Exchange Act have been timely made.

                                   ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE HEMP SECURITY-HOLDERS.

 Each of the Majority Shareholder and the Minority Shareholders severally (not jointly and severally) warrants to Sports Information that the statements contained in Sections 3.1, 3.2 and 3.20 are true and accurate as of the date of this Agreement, except as fairly disclosed in the Disclosure Schedule delivered by such HEMP Security-holders to Sports Information on the date hereof (the "DISCLOSURE SCHEDULE"); PROVIDED, HOWEVER, that (a) the several warranties of each of the signatories hereto comprising the former shareholders of Hall Effect shall only be applicable to the extent that those statements directly relate to it or him, the shares in Hall Effect formerly held by it or him or to Hall Effect, and (b) the several warranties of the signatories hereto comprising the former shareholders of Jopejo shall only be applicable to the extent that those statements directly relate to it or him, the shares in Jopejo formerly held by it or him or to Jopejo. Each of Westek, John Fuller, Brian Cameron, Rodney Jackson, Emanuel Cohen, James Walker and Nigel Simpson does hereby severally (not jointly and severally) represent and warrant to Sports Information that, to the best of their knowledge in their capacities as senior executive officers of Hall Effect and Jopejo (or otherwise), the statements contained in all provisions of this
Article III, to the extent relating to Hall Effect and Jopejo (and not, for the avoidance of doubt, any statements relating to the HEMP Shareholders), are true and accurate as of the date of this Agreement, except as fairly disclosed in the Disclosure Schedule. The New Shareholders jointly and severally represent and warrant only to matters affecting HEMP prior to its acquisition of 100% of the capital stock of Hall Effect and Jopejo. HEMP TL represents and warrants to Sports Information that the statements contained in Section 3.1 and 3.2 which refer to it are true and accurate as at the date of the Agreement.

         3.1 ORGANIZATION, STANDING AND AUTHORITY; OWNERSHIP OF SHARES. HEMP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Hall Effect and Jopejo (collectively, the "CORPORATIONS") is a corporation validly existing and in good standing under the laws of England and Wales. Each of HEMP and the Corporations have the full corporate power and corporate authority to execute, deliver and perform each Related Agreement to which it is a party. Each of HEMP and the Corporations are qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it requires qualification. Each of the HEMP Security-holders has all right, power and authority to execute and deliver this Agreement and each Related Agreement to which he or it is a party and to perform his or its obligations hereunder and thereunder. The Majority Shareholder and certain of the Minority Shareholders are the registered and (with the exception of the Majority Shareholder, which holds the relevant shares on trust for the Westek Limited Employee Trust) the beneficial owners of all of the HEMP Preferred Stock listed on SECTION 3.1(a) TO THE DISCLOSURE SCHEDULE, HEMP TL and the New Shareholders are the beneficial owners of all of the HEMP Common Stock listed on SECTION 3.1(b) TO THE DISCLOSURE SCHEDULE, in each case free and clear of all liens, claims, security interests and encumbrances of any type or description and there are no options, agreements or other Encumbrances of any other person, firm or corporation in existence which could restrict or limit the respective HEMP Shareholder's ability to transfer to Sports Information good and marketable title to all of the HEMP Shares free and clear of all such liens, claims, security interests and encumbrances.

         3.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and all Related Agreements by the HEMP Security-holders other than HEMP TL to which it is a party have been duly authorized by all necessary corporate and individual action. This Agreement constitutes, and each Related Agreement when executed by the HEMP Security-holders and all other intended parties to them, will constitute, the valid and binding obligation of each of the HEMP Security-holders other than HEMP TL enforceable against it and him, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law). This Agreement constitutes valid and binding obligations on HEMP TL enforceable against it in accordance with its terms.

         3.3 CONTRACTUAL CONSENTS OF THIRD PARTIES. The execution, delivery and performance by each of the Corporations of each Related Agreement to which it is or will be a party and the execution, delivery and performance by each of the HEMP Security-holders of this Agreement and each Related Agreement to which it or he is or will be a party, and the consummation of the transactions contemplated hereby and thereby by the Corporations and the HEMP Security-holders will not (a) violate or conflict with the respective memoranda of association or articles of association of the Corporations and the HEMP Security-holders (if any), (b) conflict with, or result in the breach of, or termination of, or constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, any Contract, order, judgment or decree, to which either of the Corporations or any of the HEMP Security-holders is a party or by which any of its or his properties are bound or subject, (c) constitute a violation of any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental agency, or court to which either of the Corporations or any of the HEMP Security-holders is subject or (d) result in the creation of any Encumbrance upon the HEMP Shares, or the assets or properties of HEMP or the Corporations.

         3.4 FINANCIAL STATEMENTS. Descriptions of the Corporations' financial accounting policies and practices with respect to revenue recognition, inventory, recording and accrual of expenses, write down of assets, and depreciation are set forth in SECTION 3.4 OF THE DISCLOSURE SCHEDULE (the "ACCOUNTING PRINCIPLES"). The Corporations have provided to Sports Information true, complete and correct copies of the audited balance sheets of each of the Corporations as at September 30, 2001, September 30, 2002 and June 30, 2003, and the related audited statements of income (loss) and statements of cash flows for the two fiscal years ended September 30, 2002 and for the nine months ended June 30, 2003 (the "FINANCIAL STATEMENTS"). The Financial Statements were prepared in accordance with the books and records of the Corporations and using the Accounting Principles consistently applied. There are no non-recurring items of income in excess (individually or in the aggregate) of $10,000 in any of the Financial Statements constituting statements of income, except as reported as such on separate line items in such Financial Statements. To the best knowledge of the Shareholder Group, the Financial Statements are capable of being audited in accordance with the requirements of Section 5.14 of this Agreement. HEMP is a recently formed corporation and has no historical financial statements.

         3.5 ABSENCE OF MATERIAL ADVERSE CHANGE; DISTRIBUTIONS. Since September 30, 2002, the Corporations have operated only in the ordinary course and since that date, there has not been any change in the business, operations, results of operations, assets or condition (financial or otherwise) of the Corporations that has had or might reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on
SCHEDULE 3.5 TO THE DISCLOSURE SCHEDULE, since that date:

                  (a) the Corporations have not, in a single transaction or a series of related transactions, sold, transferred, or disposed of any of its assets, tangible or intangible, which, individually or in the aggregate, have a fair market value in excess of $10,000, other than sale of products and services in the ordinary course of business;

                  (b) the Corporations have not entered into any Material Contract;

                  (c) no Person (including the Corporations and the HEMP Security-holders) has accelerated, terminated, modified, or cancelled any Material Contract;

                  (d) the Corporations have not incurred any loans or borrowings or granted or suffered to exist any Encumbrance upon any of its assets, tangible or intangible;

                  (e) the Corporations have not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the ordinary course of business;

                  (f) the Corporations have not made any capital investment in, any loan to, or any acquisition of the securities or (otherwise than in the ordinary course of business) assets of, any other Person (or series of related capital investments, loans, and (otherwise than in the ordinary course of business) acquisitions);

                  (g) the Corporations have not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed or otherwise become liable for any indebtedness except in the ordinary course of business;

                  (h) the Corporations have not delayed or postponed the payment of accounts payable or other Liabilities or accelerated the delivery of any products or services or the collection of any accounts receivable;

                  (i) the Corporations have not cancelled, compromised, waived, or released any right or claim;

                  (j) the Corporations have not licensed, sold or otherwise transferred any rights under or with respect to any Intellectual Property;

                  (k) there has been no change made or authorized in the articles of incorporation or bylaws of the Corporations;

                  (l) the Corporations have not issued any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (m) the Corporations have not directly or indirectly, (i) made, paid or declared any dividend or distribution in respect of its capital stock, or repurchased or redeemed any such capital stock (ii) paid any interest or principal in respect of, or otherwise made any payment in connection with, any indebtedness held by Westek Limited, (iii) paid any management or other fees to the HEMP Security-holders or any of his Affiliates, (iv) made any other payment in respect of any liability, obligation or commitment to the HEMP Security-holders or any of their Affiliates, (v) assumed, guaranteed, or otherwise become liable (directly or contingently) for any liability or obligation of the HEMP Security-holders or any of their Affiliates, or (vi) entered into any other transaction, commitment or understanding with the HEMP Security-holders or any of their Affiliates or for the benefit of any of them;

                  (n) the Corporations have not experienced any damage or destruction to or loss of (whether or not covered by insurance) to its property in excess of $10,000 in the aggregate;

                  (o) the Corporations have not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (p) the Corporations have not granted any increase in the base compensation of any of its directors, officers, or employees outside the ordinary course of business;

                  (q) the Corporations have not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit
Plan);

                  (r) the Corporations have not made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

                  (s) the Corporations have not made or pledged to make any charitable or other capital contribution;

                  (t) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Corporations;

                  (u) the Corporations have not made an election with respect to Taxes that was not previously made, nor has it changed or revoked an election with respect to Taxes that was previously made; and

                  (v) the Corporations have not committed or agreed, orally or in writing, to any of the foregoing and the giving of notice by any Person or the passage of time will not result in the occurrence of any of the foregoing.

         3.6  CUSTOMER AND SUPPLIERS.

         SECTION 3.6 OF THE DISCLOSURE SCHEDULE sets forth, for the fiscal periods ended September 30, 2002 and the nine months ended June 30, 2003, the top ten major customers and the top five major suppliers of the Corporations indicating materials and/or services supplied or purchased and a list identifying unwritten key arrangements with same, including rebate and incentive arrangements.

         3.7 ACCOUNTS RECEIVABLE. The Corporations have provided to Sports Information a copy of the schedule of their accounts receivable as of June 30, 2003, December 31, 2002, together with an aging analysis.

         3.8   NO LITIGATION; COMPLIANCE WITH LAWS; PERMITS.

                  (a) There is no outstanding claim or other Proceeding pending by or against, or, to the knowledge of the HEMP Security-holders, threatened by or against, the Corporations (including at law or in equity or before or by any Governmental Authority or arbitrator), or affecting or relating to, the Shares or the assets of the Corporations.

                  (b) Each of the Corporations is in compliance in all material respects with all applicable laws. Without limiting the generality of the foregoing, the Corporations are in compliance in all material respects with all laws relating to (i) employment, including any relating to workers' compensation, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, and the payment of social security and similar taxes and (ii) the environment, health, and safety, in each case, applicable to the Corporations, its business and its assets and properties.

                  (c)  No  written   notice  has  been   received  by  the  HEMP
Security-holders or the Corporations during the past three years alleging any violation of law by the Corporations.

                  (d) The Corporations have all Permits, including without limitation all Permits that are required pursuant to environmental, health or safety laws for the occupation of its facilities used or held for use by the Corporations and the operation of its business, necessary for the conduct and operation of its businesses as currently conducted, including owning and using the assets and properties of the Corporations in the manner the Corporations currently owns and uses the same ("MATERIAL PERMITS"). The Material Permits are listed in SECTION 3.8 OF THE DISCLOSURE SCHEDULE and are valid and in full force and effect. The Corporations are in material compliance with the terms and conditions of all Material Permits. No Permit and no notice to any Governmental Authority is required on the part of the HEMP Security-holders in connection with the execution, delivery and performance of this Agreement or any Related Agreement.

         3.9 NO UNDISCLOSED LIABILITIES. The Corporations have no Liability (and, to the knowledge of the HEMP Security-holders, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against them giving rise to any Liability), except for (a) Liabilities set forth on the June 30, 2003 Balance Sheet and in the amount set forth therein, and (b) trade accounts payable and Liabilities which have arisen after the date of the June 30, 2003 Balance Sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         3.10 TAXES.

                  (a) The Corporations have filed with the appropriate Taxing Authorities all Tax returns that they were or are required to file. All such Tax returns were correct and complete in all material respects. All Taxes owed by the Corporations that are or have been due and payable have been paid. The Corporations are not currently the beneficiary of any extension of time within which to file any Tax Return. In the past seven years, no claim has ever been made by an authority in a jurisdiction where the Corporations does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, and, to the knowledge of the Corporations, there is no basis for such a claim. There are no Encumbrances on any of the assets of the Corporations that relate to Taxes (other than Taxes not yet due and payable).

                  (b) The Corporations have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) There is no dispute or claim concerning any Tax Liability of the Corporations either (i) claimed or raised by any authority in writing to the Corporations or (ii) as to which the Corporations have knowledge based upon personal contact with any agent of such authority. SECTION 3.10 OF THE DISCLOSURE SCHEDULE lists all Tax returns filed in the United Kingdom or in any other country or territory with respect to the Corporations for taxable periods ended on or after December 31, 2000, indicates those Tax returns that have been audited, and indicates those Tax returns that currently are the subject of audit. The Corporations have delivered to the Buyer correct and complete copies of all Tax returns, examination reports, and statements of deficiencies assessed against or agreed to by the Corporations since September 30, 2000.

                  (d)  The   Corporations   have  not  waived  any   statute  of
limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) The unpaid Taxes of the Corporations (i) did not, as of June 30, 2003, exceed its reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the June 30, 2003 Balance Sheet and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of such Corporations in filing their Tax Returns.

         3.11 MATERIAL CONTRACTS. SECTION 3.11 OF THE DISCLOSURE SCHEDULE contains a true, complete and correct list of each Material Contract. The HEMP Security-holders have made available to Sports Information true complete and correct copies of all written Material Contracts. All Material Contracts are in writing. To the knowledge of the HEMP Security-holders, each of the Material Contracts is valid and in full force and effect. Except for defaults that, individually or in the aggregate, have not had and will not have a Material Adverse Effect (a) neither the Corporations nor, to the knowledge of the HEMP Security-holders, any other party to any Material Contract is in default under the terms thereof and (b) there has been no written claims of any material default. No party to any Material Contract has notified the HEMP Security-holders of its intention to cease to perform any material obligations required to be performed by it thereunder or withhold any material payment required to be made by it thereunder.

         3.12 LABOR  MATTERS.  During the past three years,  there has not been,
(a) any strike, slowdown, picketing or organized work stoppage by any of the Employees, (b) any proceeding pending against or, to the knowledge of the HEMP Security-holders, threatened against, the Corporations relating to the alleged material violation of any law pertaining to labor relations or other employment matters, including any charge or complaint filed by an employee or union with any Governmental Authority, (c) any application for certification of a collective bargaining representative or other effort to organize any of its respective Employees for the purpose of forming or joining a union, or (d) any lockout of any Employees by the Corporations.

         3.13 EMPLOYEE BENEFIT PLANS AND BENEFIT ARRANGEMENTS. The Corporations have provided to Sports Information copies of all existing Employee Benefit Plans and all such Employee Benefit Plans are listed on SECTION 3.13 OF THE DISCLOSURE SCHEDULE.

         (a) Each Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of the applicable laws in England governing pensions and other Employee Benefit Plans.

         (b) The Corporations' execution of, and the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer, director, agent or consultant of the Corporations to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation or other benefit (whether under any Employee Benefit Plan or otherwise) to any such employee, officer, director, agent or consultant.

         (c) There are no pending claims by or on behalf of any Employee Benefit Plan or by or on behalf of any individual participant or beneficiary of an Employee Benefit Plan alleging breach of fiduciary duty or breach of any provision of the Employee Benefit Plan to pay benefits on the part of the Corporations or any of its officers, directors or employees, nor to the knowledge of the HEMP Security-holders, is there any threatened claim or any basis for such a claim.

         3.14  PERSONAL PROPERTY; INTELLECTUAL PROPERTY RIGHTS.

         (a) All of the personal property (other than Intellectual Property) reflected in the June 30, 2003 Balance Sheet is in existence (except for dispositions made in the ordinary course of business since the date of the June 30, 2003 Balance Sheet). The Corporations have good and marketable title to all of its assets and properties, free and clear of all Encumbrances and such assets and properties consist of all of the assets and properties required by the Corporations to conduct its business consistent with past practice. To the knowledge of the HEMP Security-holders, there are no material defects, latent or patent, in the personal property. The machinery or equipment of the Corporations are in proper operating condition and repair (subject to normal wear and tear).

         (b) The Corporations owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used for the operation of the Corporations' business as presently conducted. Each item of Intellectual Property owned or used by the Corporations immediately prior to the Closing hereunder will be owned or available for use by the Corporations on identical terms and conditions immediately subsequent to the Closing hereunder. The Corporations have taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses. SECTION 3.14(b) OF THE DISCLOSURE SCHEDULE sets forth a true, correct and complete list (together with description, registration number and registration date) of each item of Intellectual Property owned by the Corporations or used in the operation of the Corporations' business, and, to the extent registered with any Governmental Authority, the name, date of registration and registration number of each such item. The Corporations have not interfered with, infringed upon, misappropriated, or violated any rights in Intellectual Property of third parties in any material respect, and has not within the past three years received any claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation thereof. To the knowledge of the HEMP Security-holders, no third party has interfered with, infringed upon, misappropriated, or violated in any material respect any Intellectual Property of the Corporations. The Intellectual Property of the Corporations constitutes all the Intellectual Property that is material to the conduct of the business of the Corporations as now conducted. All software used or held for use by the Corporations are owned by the Corporations or used or held for use in accordance with all applicable Contracts, and the Corporations have paid all amounts required to be paid in connection therewith. The Corporations have taken reasonable steps to protect its Confidential Information and trade secrets. Each independent contractor that has provided material services to the Corporations, and each employee that has provided material services to the Corporations otherwise than in the normal course of his or her employment, have agreed to assign to the Corporations all inventions developed in the course of such services.

         3.15 INSURANCE. SECTION 3.15 OF THE DISCLOSURE SCHEDULE contains a true, correct and complete list of all insurance policies pursuant to which the Corporations are insured excluding, however, any insurance policies related to Employee Benefit Plans or Benefit Arrangements. All of the Corporations' insurance policies are in full force and effect in accordance with their terms. Except for routine non-material claims by Employees, there are no pending claims under such insurance policies. The Corporations have not failed to give any material notice or present any material claim under any such policy in a due and timely fashion. There are no outstanding unpaid claims by the Corporations under any such policy. The Corporations have not received a notice of cancellation or non-renewal of any such policy. The Corporations have been covered (in the case of Hall Effect) during the past five years and (in the case of Jopejo) since Jopejo commenced business by insurance in scope and amount customary and reasonable for the business in which it has engaged during such period.

         3.16 EMPLOYEES. SECTION 3.16 OF THE DISCLOSURE SCHEDULE contains a true, correct and complete list of the name, start date, current annual salary, amount of any bonuses paid for the fiscal year ended September 30, 2002, expense accounts, other special benefits or perquisites (including the use of an automobile), and the amounts of accrued sick days and vacation days of each Employee. To the knowledge of the HEMP Security-holders, no Employee recently has threatened to terminate his or her employment. Neither the Corporations nor, to the knowledge of the HEMP Security-holders, any Employee, is restricted, directly or indirectly, by any Contract, including any agreement regarding confidentiality, from carrying on the business of the Corporations anywhere in the world. There are no claims pending or, to the knowledge of the HEMP Security-holders, threatened regarding compensation (including but not limited to claims related to sales commissions, minimum wage or overtime) or any other conditions or terms of employment or the termination thereof concerning the business of the Corporations. There have been no promises or undertakings by the Corporations to continue the employment of any employee or contractor for a fixed or stated duration or to continue or increase the compensation of any employee or contractor (otherwise than as provided in the relevant contract). The Corporations have no liability with respect to independent contractors who perform or have performed services for the Corporations under any Employee Benefit Plan or other benefit arrangements of any kind whatsoever or under applicable law. The Corporations have kept complete and up-to-date employment records required by applicable law to be created and maintained in connection with its business. All of the individuals who provide services to the Corporations are employees of the Corporations.

         3.17  AFFILIATED TRANSACTIONS.

         The Corporations have directly and indirectly conducted or otherwise operated their business only through assets and properties owned or leased by them. No asset or property of any kind or nature not owned or leased by the Corporations are used in or necessary to the business of the Corporations as presently conducted, including the software or other media in which or on which any information, knowledge, data or records relating thereto exists.

         Except as set forth in SECTION 3.17 OF THE DISCLOSURE SCHEDULE, the Corporations do not owe any amount to, or have any Contract with, (other than amounts reimbursable for expenses and salary arising in the ordinary course of business to such individuals and consistent with past practices), any member of the HEMP Security-holders or their Affiliates or any of its other directors, officers, employees or consultants.

         Except as set forth in SECTION 3.17 OF THE DISCLOSURE SCHEDULE, none of the HEMP Security-holders or his Affiliates owns any asset or property used by the Corporations.

         3.18  Intentionally omitted.

         3.19  REAL PROPERTY.

                  (a) The Corporations do not own, directly or indirectly, any freehold interest in real property.

                  (b) SECTION 3.19 OF THE DISCLOSURE SCHEDULE sets forth a true and correct list of all real property leased or subleased to the Corporations. The HEMP Security-holders has delivered to Sports Information correct and complete copies of the leases and subleases referred to in SECTION 3.19 OF THE DISCLOSURE SCHEDULE (as amended to date). With respect to each lease and sublease listed in SECTION 3.19 OF THE DISCLOSURE SCHEDULE:

                           (i)  all  facilities   leased  or  subleased  by  the
Corporations have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                           (ii) all  facilities  leased or subleased  thereunder
are supplied with utilities and other services necessary for the operation of said facilities.

         3.20 TITLE TO THE HEMP SHARES. The HEMP Security-holders are the true and lawful registered holders and (with the exception of the Majority Shareholder, which holds the relevant shares on trust for the Westek Limited Employee Trust) beneficial owners, of the HEMP Shares listed opposite the name of each of the HEMP Security-holders members on SECTION 2.1(a) TO THE DISCLOSURE SCHEDULE and SECTION 2.1(b) TO THE DISCLOSURE SCHEDULE hereto, free and clear of all Encumbrances. Upon the consummation of the Exchange, Sports Information will receive good and valid title to all of the HEMP Shares, free and clear of all Encumbrances. Other than the rights and obligations arising under this Agreement, none of the HEMP Shares is subject to any rights of any other Person to acquire the same. None of the HEMP Shares is subject to any Encumbrances or restrictions on transfer thereof except those imposed by applicable laws.

         3.21 CAPITAL STOCK. Except for this Agreement and the Related Agreements, there exists no outstanding options, warrants, subscription or other rights or arrangements relating to, or with respect to, any equity interest in the Corporations. The Corporations are not a participant in any joint venture or partnership with any other Person. Neither of the Corporations have any subsidiaries or any equity investment in any other Person. The authorized share capital of the Corporations is set forth on SECTION 3.21 OF THE DISCLOSURE SCHEDULE which also sets forth the name and address of each holder of ordinary shares of the Corporations and cumulative redeemable preference shares of Hall Effect, and the number of shares held, beneficially or of register, by each such Person. Except as set forth on SECTION 3.21 OF THE DISCLOSURE SCHEDULE, neither of the Corporations have authorized or issued any preference shares. All of the issued shares in the respective capitals of the Corporations are duly authorized and validly issued and fully paid. None of such shares was issued in violation of any preemptive or preferential right.

         3.22 OFFICERS AND DIRECTORS. SECTION 3.22 OF THE DISCLOSURE SCHEDULE lists all of the officers and directors of the Corporations as of the date of this Agreement.

         3.23 POWERS OF ATTORNEY; BANK AND SECURITY ACCOUNTS. The Corporations have not given any power of attorney to any Person other than its officers and directors in their capacities as such, including with respect to any of the assets or properties of the Corporations. The HEMP Security-holders has not given any power of attorney to any Person in respect of any of the HEMP Shares or any shares in the Corporations. The only bank accounts and security accounts of the Corporations are those listed in SECTION 3.23 OF THE DISCLOSURE SCHEDULE.

         3.24 BREACH OF WARRANTY. Each of the HEMP Security-holders, John Fuller and Brian Cameron severally warrants to the others that it or he is not aware of any fact, matter or thing that is inconsistent with any of the statements set out in this Article III or which would render any such statement false, inaccurate or misleading.

                                   ARTICLE IV
                        CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01  COVENANTS OF HEMP SECURITY-HOLDERS

         Each of the HEMP Security-holders (other than HEMP TL) severally (not jointly and severally) covenants and agrees that, during the period from the date of this Agreement until the earlier of the Closing Date or the date of termination of this Agreement, he or it will take such steps as lie within his or its powers to procure that HEMP shall, other than as contemplated by this Agreement or for the purposes of effecting the Exchange and Closing pursuant to this Agreement or other than to the extent no Material Adverse Effect would be incurred, conduct its business and the business of the Corporations, only as presently operated and solely in the ordinary course, and consistent with such operation. In addition to the foregoing and, in connection therewith, each of the HEMP Security-holders (other than HEMP TL) severally (not jointly and severally) undertakes that he or it shall take such steps as lie within his or its powers to procure that HEMP and the Corporations do not, without the prior written consent of Sports Information, do any of the following:

         (a) amend its Certificate of Incorporation or Bylaws, or Articles of Association or Memoranda of Association of the Corporations;

         (b) pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

         (c) merge or consolidate with any other entity or acquire or agree to acquire any other entity;

         (d) sell, transfer, or otherwise dispose of any material assets required for the operations of HEMP and the Corporations' business except in the ordinary course of business, consistent with past practices;

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

         (e) create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of its material assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement or provided to or by Sports Information and/or any of its Affiliates;

         (f) make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

         (g) declare or pay any dividends on or make any distribution of any kind with respect to the HEMP Securities;

         (h) fail to notify Sports Information immediately in the event of any material loss of or damage to any of HEMP and the Corporations' material assets;

         (i) fail to pay premiums in respect of all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

         (j) fail to seek to preserve the present material employees, reputation and business organization of the Corporations or the Corporations' relationship with its significant clients and others having business dealings with it;

         (k) issue any additional HEMP Shares or share capital of either of the Corporations or take any action affecting the capitalization of HEMP or the Fully-Diluted HEMP Shares, or the share capital of either of the Corporations;

         (l) fail to use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to the Corporations' business, operations or assets where such violation would have a Material Adverse Effect;

         (m) grant any severance or termination pay to any director, officer or any other employees of the Corporations, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement;

         (n) change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise;

         (o) terminate or waive any material right of substantial value other than in the ordinary course of business; and

         (p) enter into any material contract or commitment other than in the ordinary course of business.

SECTION 4.02 COVENANTS OF SPORTS INFORMATION AND SPORTS INFORMATION PRINCIPAL STOCKHOLDER

         Sports Information and the Sports Information Principal Stockholder each covenant and agree that, during the period from the date of this Agreement until the earlier of the Closing Date or the date of termination of this Agreement, Sports Information shall, and the Sports Information Principal Stockholder shall procure that Sports Information shall, other than as contemplated by this Agreement or for the purposes of effecting the Exchange and Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of the HEMP Stockholders, Sports Information, and the Sports Information Principal Shareholder shall procure that Sports Information:

         (a) except as otherwise contemplated by this Agreement, and except for the change of domicile from Colorado to Delaware contemplated hereby shall not amend its Certificate of Incorporation or Bylaws;

         (b) shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

         (c) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

         (d) shall not create, incur, assume, or guarantee any indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other Encumbrance on any of its assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement or provided to or by HEMP and the Corporations and/or any of their respective Affiliates;

         (e) shall not make any capital expenditure or series of capital expenditures except in the ordinary course of business;

         (f) shall not declare or pay any dividends on or make any distribution of any kind with respect to the Sports Information shares;

         (g) shall pay premiums in respect of all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

         (h) shall  seek to  preserve  the  present  employees,  reputation  and
business   organization   of  Sports   Information   and  Sports   Information's
relationship with its clients and others having business dealings with it;

         (i) except for the change of domicile from Colorado to Delaware contemplated hereby, shall not change its outstanding capital stock or issue any shares or take any action affecting the capitalization of Sports Information;

         (j) shall use commercially reasonable efforts to comply with and not be in default or violation under any law, regulation, decree or order applicable to Sports Information's business or operations where such violation would have a Material Adverse Effect;

         (k) shall not grant any severance or termination pay to any director, officer or any other employees of Sports Information, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement;

         (l) shall not change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise;

         (m) shall not terminate or waive any right of substantial value other than in the ordinary course of business;

         (n) shall not enter into any material contract or commitment;

         (o) shall not sell, transfer or otherwise dispose of any assets;

         (p) notify the HEMP Shareholders immediately in the event of any material loss of or damage to any of Sports Information's assets; and

         (q) shall agree to comply with the terms of the HEMP Share Purchase Agreement.

SECTION 4.03 ADDITIONAL COVENANTS AND AGREEMENTS. The Parties other than the HEMP TL hereto do hereby mutually covenant and agree as to the matters set forth in Sections 4.03(a) through (o) below, and (a) all Parties, excluding HEMP TL, do hereby severally covenant and agree as to the matters set forth in Section 4.03(p) and (q) below:

         (a) TAX-FREE REORGANIZATION. The Parties intend that the Exchange qualify as a Tax-free exchange under Sections 351 of the Code, as amended, and the Parties will take the position for all purposes that the Exchange shall qualify under such Section.

         (b) ANNOUNCEMENT. No Party shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Parties hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable law or securities regulation. Notwithstanding anything in this Section 4.03 to the contrary, the Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law.

         (c) NOTIFICATION OF CERTAIN MATTERS. Each of the HEMP Security-holders shall take such steps as lie within their respective powers to procure that HEMP shall give prompt written notice to Sports Information, and Sports Information shall give prompt written notice to HEMP and the HEMP Stockholders, of the relevant Party or Parties becoming aware of:

                  (i) The occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

                  (ii) Any material failure of HEMP or the Corporations, on the one hand, or Sports Information, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         (d) REASONABLE BEST EFFORTS. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable  laws) to  consummate  and make  effective  the  Exchange  and  other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

                  (i) The preparation and filing of all forms, registrations and notices required to be filed to consummate the Exchange, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

                  (ii)  The   satisfaction  of  the  other  Party's   conditions
precedent to Closing.

         (e)  ACCESS TO INFORMATION

                  (i) INSPECTION BY HEMP SECURITY-HOLDERS. Sports Information will make available for inspection by HEMP Security-holders and their advisers, during normal business hours and in a manner so as not to interfere with normal business operations, all of Sports Information's records (including tax records), books of account, premises, contracts and all other documents in Sports Information's possession or control that are reasonably requested by HEMP Security-holders or their advisers to inspect and examine the business and affairs of Sports Information. Sports Information will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of HEMP Security-holders concerning the business and affairs of Sports Information. HEMP Security-holders will treat and hold as confidential any information they receive from Sports Information in the course of the reviews contemplated by this Section 4.03(e). No examination by HEMP Security-holders will, however, constitute a waiver or relinquishment by HEMP Security-holders of its rights to rely on Sports Information's covenants, representations and warranties made herein or pursuant hereto.

                  (ii) INSPECTION BY SPORTS INFORMATION. HEMP Security-holders will make available for inspection by Sports Information, during normal business hours and in a manner so as not to interfere with normal business operations, all of HEMP's records (including tax records), books of account, premises, contracts and all other documents in the HEMP and the Corporations' possession or control that are reasonably requested by Sports Information to inspect and examine the business and affairs of HEMP and the Corporations. HEMP will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Sports Information concerning the business and affairs of HEMP and the Corporations. Sports Information will treat and hold as confidential any information they receive from HEMP and the Corporations in the course of the reviews contemplated by this Section 4.03(e). No examination by Sports Information will, however, constitute a waiver or relinquishment by Sports Information of its rights to rely on HEMP's covenants, representations and warranties made herein or pursuant hereto.

         (f) SPORTS INFORMATION CHANGE OF DOMICILE. Prior to the Closing Date of the Exchange, Sports Information shall consummate a change of domicile from Colorado to Delaware and related stock split, pursuant to which the 5,000,000 presently issued and outstanding shares of Sports Information Common Stock shall be increased to 10,000,000 shares of Sports Information Common Stock and the Fully-Diluted Sports Information Common Stock immediately prior to the Exchange shall represent not more than 11.6% of the Fully-Diluted Sports Information Common Stock immediately following the Exchange (the "SPORTS INFORMATION STOCK Split").

         (g) APPROVAL BY SPORTS INFORMATION PRINCIPAL STOCKHOLDERS. By their execution and delivery of this Agreement, the Sports Information Principal Stockholder does hereby approve, adopt and ratify this Exchange Agreement, the Exchange and all of the transactions contemplated hereby and pursuant to all exhibits hereto.

         (h) (INTENTIONALLY OMITTED)

         (i) RESIGNATION OF OFFICERS AND DIRECTORS. At the Closing Date of the Exchange, all existing officers of Sports Information and all current members of the board of directors of Sports Information shall tender their written resignations as officers and directors of Sports Information, such resignations to be executed and delivered as deeds and to contain acknowledgements that the officer or member has no claims for compensation or otherwise against Sports Information, whether for compensation for loss of office or otherwise.

         (j) CERTIFICATE OF INCORPORATION. At the Closing Date of the Exchange, Sports Information shall, by written consent of the Sports Information Principal Shareholder, have organized a Delaware corporation under the name InVitro Medical Devices, Inc. ("IVMD") whose articles of incorporation shall (i) authorize for issuance an aggregate of 85,000,000 shares of capital stock, of which 50,000,000 shares shall be Common Stock, and 35,000,000 shares shall be shares of preferred stock containing such rights, designations and privileges as the board of directors may from time to time designate, and (ii) contain such other terms and conditions as shall be set forth in the certificate of incorporation of IVMD annexed hereto as EXHIBIT I and made a part hereof (the "IVMD CERTIFICATE OF INCORPORATION"). Sports Information shall hold one share of IVMD, shall be the sole shareholder of IVMD and shall merge into IVMD in order to change the domicile of Sports Information from Colorado to Delaware immediately prior to the Closing Date. References herein to "Sports Information" shall, wherever appropriate, refer to IVMD.

         (k) ARTICLES OF AMENDMENT. At the Closing Date of the Exchange, Sports Information shall cause to be filed with the Secretary of State of the State of Colorado, the Sports Information Series A Preferred Stock Articles of Amendment.

         (l) OPERATIONS AND CORPORATE GOVERNANCE. Following the Closing of the transactions contemplated by this Agreement and following the Exchange and the transactions contemplated by this Exchange Agreement:

                  (i) The registered office of the Corporations shall remain in England, and Sports Information will locate its principal executive offices in such location in the U.S. as shall be acceptable to the Board of Directors of Sports Information;

                  (ii) The Board of Directors of each of Sports Information, HEMP and the Corporations shall consist of seven persons, two of whom shall be designated by the Management Group, two of whom shall be designated by the New Shareholder Group, and three of whom shall be designated by the Majority Shareholder;

                  (iii) Not less than two of the directors of Sports Information shall be independent directors within the meaning of the Sarbanes Oxley Act of 2002 as applicable to members of the audit committee of a "listed issuer," being one of the directors designated by the New Shareholder Group and one of the directors designated by the Majority Shareholder; and

                  (iv) The Majority Shareholder and Minority Shareholders (acting by vote of a majority of the shares of Sports Information Preferred Stock held by the such shareholders) shall have the sole right to appoint the Chairman of the Board of Directors and the Finance Director (or Chief Financial Officer) of each of the Public Company, Purchaser and the Corporations.

         (m) AUDITED FINANCIAL STATEMENTS. Not later than 15 days prior to the Closing Date, the HEMP Shareholders shall cause the Corporations to provide to Sports Information true, complete and correct copies of the audited balance sheets of each of the Corporations as at September 30, 2001, September 30, 2002 and September 30, 2003 in relation to Hall Effect and as at July 31, 2001, July 31, 2002 and July 31, 2003 in relation to Jopejo, and the related audited statements of income (loss) and statements of cash flows for the three fiscal years ended September 30, 2003 in relation to Hall Effect and July 31, 2003 in relation to Jopejo and for the six months ended March 30, 2004 (the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements will: (i) be prepared in accordance with are in accordance with generally accepted accounting principles in the United States ("US GAAP") and present fairly the financial position of the Corporations as of September 30, 2001, September 30, 2002 and September 30, 2003, and the results of operations for the fiscal periods then ended, (ii) comply in all material respects with Regulation S-X, as promulgated under the United States Securities Act of 1933, as amended and (iii) have been prepared using the Accounting Principles, applied consistently.

         (n) SPORTS INFORMATION STOCK OPTION PLAN. At the Closing Date of the Exchange, Sports Information shall have adopted the Sports Information Stock Option Plan in the form of EXHIBIT F annexed hereto, and shall have issued the 9,659,154 Management Group Incentive Options pursuant to EXHIBIT G annexed hereto.

         (o) NOTICE OF DEVELOPMENTS. Each Party shall give prompt written notice to the others of any development causing a breach of any of its representations and warranties contained in this Agreement. No disclosure by any Party pursuant to this Section 4.03(o), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (p) NON-COMPETITION AND OTHER RESTRICTIVE COVENANTS AGREEMENT

                  (i) During the three (3) year period immediately following the Closing Date (the "RESTRICTIVE PERIOD"), each of the HEMP Shareholders (other than HEMP TL and the Majority Shareholder) and each of the Management Group severally agrees with Sports Information for its own benefit and, separately, as a trustee for each of HEMP and the Corporations, not to, directly or indirectly, and to cause its Affiliates not to, directly or indirectly, whether as an owner, proprietor, security-holder, equity holder, partner, officer, director, employee, manager or consultant or in any other capacity (collectively, "CAPACITY"), compete with the Business of the Corporations.

                  (ii) During the Restrictive Period, except as may be for the sole and direct benefit of Sports Information, HEMP or the Corporations, each member of the HEMP Shareholders (other than HEMP TL and the Majority Shareholder) and the Management Group severally agrees not to directly or indirectly, and to cause his Affiliates not to directly or indirectly, in any Capacity, (i) solicit, induce, or attempt to induce (or assist or direct any Person to solicit, induce or attempt to induce) any customer of the Corporations
(A) to cease doing business in whole or in part with or through Sports Information, HEMP or the Corporations, or (B) to do business with any other Person that sells goods or performs services similar to or competitive with those provided by Sports Information, HEMP or the Corporations, including the invention, design, manufacture, sale, licensing or otherwise exploiting products and devices used in medical and other applications and incorporating the Hall Effect science and technologies ("COMPETITIVE BUSINESS"); (ii) engage alone or with any other Person in any Competitive Business; (iii) realize any economic benefit arising from or related to doing any Competitive Business in whole or in part with any current customers of the Corporations , or (iv) manufacture, sell, license, design or attempt to sell or license any Intellectual Property, technology, products, parts, assemblies or components which could constitute a Competitive

Business to or for any customer of Sports Information, HEMP or the Corporations. At any time during the Restrictive Period, the term "customer," as used in this
Section 4.03(p), includes any Person (x) who was during the Restrictive Period, a customer of the any of Sports Information, HEMP or the Corporations, and (y) who was a customer at any time within the two year period immediately preceding such time. Notwithstanding the foregoing, the passive ownership by any member of the HEMP Shareholders or the Management Group or their respective Affiliates of less than five percent (5%) of the securities of any publicly traded entity shall not be deemed a breach of this Section 4.03(p).

                  (iii) During the Restrictive Period, each member of the HEMP Shareholders (other than HEMP TL and the Majority Shareholder) and the Management Group severally agrees not to, directly or indirectly, and to cause his Affiliates not to, directly or indirectly, in any Capacity, (a) make any use of or disclose any Confidential Information or (b) solicit or employ or attempt to solicit or employ any employees of Sports Information, HEMP or the Corporations.

                  (iv) Each of the HEMP Shareholders (other than HEMP TL and the Majority Shareholder) and the Management Group acknowledges and agrees that (i) each of the covenants set forth in this Section 4.03(p) is necessary for the protection of the Corporations, HEMP and Sports Information and that the nature and scope of each such covenant is reasonable and that having regard to those facts those covenants do not work harshly on him; (ii) there may be no adequate remedy at law for any breach of said covenants, and the Corporations, HEMP and/or Sports Information shall therefore be entitled to injunctive relief without the necessity of posting any bond or showing any actual damages in the event of a breach or threatened breach thereof by any member of the HEMP Shareholders, the Management Group or any of their respective Affiliates; (iii) to the extent any provisions of this Section 4.03(p) cannot be enforced in full, it shall be enforced to the maximum extent permitted by law, and any unenforceable provision in whole or in part shall not impair any other provision hereunder; (iv) without prejudice to the acknowledgement and agreement in (i) above, if any of the provisions of this Section 4.03(p), by themselves or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Corporations, HEMP and Sports Information but would be adjudged reasonable if part or parts of the wording in this Section 4.03(p) of words used in this
Section 4.03(p) (in the case of those definitions, only to the extent of their application to this Section 4.03(p)) were deleted or amended or qualified or the periods thereof were reduced or the range of products dealt with were thereby reduced in scope, then the relevant restriction or restrictions shall apply on the basis of such modification or modifications to this Section 4.03(p) of the words used in this Section 4.03(p) (to the extent only of their application to this Section 4.03(p)) as may either be necessary or as may be reasonably required by either of the Corporations, HEMP or Sports Information to make it or them valid and effective; and (v) each member of the HEMP Shareholders and the Management Group acknowledges that he has had the opportunity to take independent advice on the restrictions in this Section 4.03(p).

                  (q)  CANCELLATION  OF FUNDING  OBLIGATIONS Upon  the Financing
Group Stockholders (as defined in the HEMP Share Purchase Agreement) arranging the additional financings (as also defined in the HEMP Share Purchase Agreement), all contractual or other obligations, if any, of Westek to continue to fund any of the operations of either of the Corporations shall be cancelled and deemed to be of no further force or effect. Subject to the following, to the extent that the Financing Group Stockholders do not arrange the additional financings, Westek will provide or procure that any of such shortfall that is required by Jopejo is provided. Westek shall, by reason of this Section 4.03(q), be under no obligation to provide or procure funding to a greater extent than it would have otherwise been under an obligation to provide. Subject to Westek providing or procuring the payment of such shortfall, its contractual or other obligations to continue to fund any of the operations of either of the Corporations shall be cancelled and deemed to be of no further force or effect.

                  (r) SPECIAL PROVISIONS APPLICABLE TO THE MAJORITY SHAREHOLDER. The Parties hereto do hereby acknowledge that the Majority Shareholder is a professional trustee that holds interests as a trustee in businesses and entities, in addition to the Westek Employee Trust, and as trustee of the Westek Employee Trust will not become involved in the management of either of the Corporations, HEMP or Sports Information. Accordingly, it is expressly understood and agreed that the provisions of Sections 4.01, 4.03(c), 4.03(e)(ii), and 4.03(m) will only apply to the Majority Shareholder to the extent that it shall only be required to use its power at any regular or special meeting of shareholders of the relevant corporation to vote in favour of or against a particular resolution.

                                    ARTICLE V
                              CONDITIONS OF CLOSING

         5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF SPORTS INFORMATION AND THE NEW SHAREHOLDERS. Consummation of the purchase of the HEMP Securities by Sports Information is also subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (a) The representations and warranties contained in Article III hereof (with specific reference, inclusive of the Disclosure Schedule) shall be true and correct at and as of the Agreement Date and shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date, provided that the representation and warranties that are qualified as to materiality shall be true and correct in all respects at and as of the Closing Date as if made on the Closing Date.

                  (b) The HEMP Shareholders, the Management Group and the Corporations shall each have performed or complied in all material respects with all obligations, agreements and covenants required to be performed by them or it hereunder or under the Related Agreements (as appropriate) prior to or on the Closing Date, including all covenants and agreements on their part to be performed, as set forth in Article IV above.

                  (c) There shall not have occurred since April 30, 2004 any Material Adverse Effect or any event which could reasonably be expected to have a Material Adverse Effect on the business, operations, results of operations, condition, financial or otherwise, or prospects of the Corporations or its assets and properties.

                  (d) The HEMP Security-holders other than HEMP TL shall have caused the release of any and all Encumbrances on the HEMP Shares or shares in the respective capitals of the Corporations.

                  (e) No action, claim, suit, investigation, litigation or proceeding shall be pending or threatened before any court, or governmental agency or other quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following the Closing or later consummation thereof, (iii) affect adversely the right of Sports Information to own the HEMP Shares and to control the
Corporations  and  the  Business,   (iv)  affect  adversely  the  right  of  the
Corporations to own its assets and to operate the Business or any portion thereof or (v) be reasonably likely to result in a Material Adverse Effect (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

         5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE HEMP SECURITY-HOLDERS. Consummation of the sale of the HEMP Shares by the HEMP Security-holders is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (a) The representations and warranties of Sports Information and the New Shareholders contained herein and in any Related Agreement shall be true and correct as of the date hereof and shall be true and correct in all material respects as of the Closing Date, provided that the representation and warranties that are qualified as to materiality shall be true and correct in all respects at and as of the Closing Date as if made on the Closing Date.

                  (b) Sports Information and the New Shareholders shall each have performed or complied in all material respects with all obligations, agreements and covenants required to be performed by them or it hereunder prior to or on the Closing Date, including all covenants and agreements on their part to be performed, as set forth in Article IV above.

                  (c) Sports Information shall have delivered and/or properly assigned to the HEMP Security-holders at or prior to the Closing all of the documents, agreements and instruments required to be delivered or assigned by any one or more of such Persons pursuant to Section 1.8 of this Agreement.

                  (d) No action, claim, suit, investigation, litigation or proceeding shall be pending or threatened before any court, or governmental agency or other quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following the Closing or later consummation thereof or (iii) affect adversely the right of Sports Information to own the HEMP Shares and control HEMP, the Corporations and the Business.

                  (e) Each of the HEMP Security-holders shall have received clearance from the Inland Revenue under the Taxation of Chargeable Gains Act 1992 that the sale of those of the HEMP Shares held by it, in consideration of the allotment of Sports Information Common Stock, will not trigger a charge to capital gains tax.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY THE HEMP SECURITY-HOLDERS. Subject to the provisions of this Article VI, each of the HEMP Security-holders hereby severally agrees to indemnify, defend and hold harmless each Sports Information Indemnified Party from and against any and all Losses incurred or suffered arising out of any material breach of any warranty that is contained in Article III in this Agreement and which is binding upon that HEMP Security-holder.

         6.2 INDEMNIFICATION BY SPORTS INFORMATION AND THE SPORTS INFORMATION PRINCIPAL STOCKHOLDER. Subject to the provisions of this Article VI, Sports Information and the Sports Information Principal Stockholder hereby jointly and severally agree to indemnify, defend and hold harmless each HEMP Security-holder Indemnified Party from and against any and all Losses incurred or suffered arising out of any breach of any representation or warranty in this Agreement and/or in any Related Agreement made or given by Sports Information and the Sports Information Principal Stockholder or any one or more of them.

         6.3  OTHER INDEMNIFICATION ARRANGEMENTS.

                  (a) Notwithstanding the other provisions of this Article VI, no Indemnitor shall be liable under this Article VI or otherwise for a breach of representation or warranty unless the Indemnitee gives notice of a claim against such Indemnitor giving reasonable details of the claim and the events which gave rise to the claim and, if practicable, the Indemnitee's genuine pre-estimate of the amount of the claim not later than 18 months (the "CLAIMS PERIOD") after the Closing Date (and for the avoidance of doubt, claims asserted in writing before such date shall be deemed timely made regardless of whether litigation or arbitration proceedings are commenced by such date) and proceedings in respect of any claim so notified are commenced (by the issue and service of a claim form) within six months of such notification if the claim is not settled within such six month period. Such limitation shall not apply to Indemnifiable Claims arising out of an inaccuracy of a statement, or a breach of warranty, as applicable, set forth in Section 3.20, which shall survive the Claims Period without limitation.

                  (b) The obligations with respect to any Indemnifiable Claim arising under Section 6.1 or otherwise are subject to the limitations that the Sports Information Indemnified Parties may not make or bring any claim against any of the HEMP Security-holders in respect of any Indemnifiable Claims unless the aggregate amount of all Losses therefor from time to time incurred or suffered (and/or threatened to be incurred or suffered) by all Sports Information Indemnified Parties collectively exceeds $100,000 (the "THRESHOLD"), after which point the Sports Information Indemnified Parties shall be entitled to indemnification for the amount of such Losses only in excess of the Threshold. All Losses of all Sports Information Indemnified Parties shall be aggregated in determining whether the Threshold has been reached. If the Closing occurs, the HEMP Security-holders shall have no right of contribution against the Corporations, or any of its directors, officers of employees (except where such person is also one of the HEMP Security-holders) for any Indemnifiable Claims arising under Section 6.1(a) or otherwise that relate solely to this Agreement, but may have such right with regard to Indemnifiable Claims arising under the Related Agreements.

                  (c) Subject to the last  sentence of this Section  6.03(c) and the provisions of Section 6.6 below, the aggregate Liabilities of each one of the HEMP Security-holders and Westek in respect of this Agreement shall not exceed the market value of any Sport Information and Publishing Corp shares (including therein the shares underlying any options to purchase Sport Information Shares) held by it or him or, in the case of Westek, those held by the Majority Shareholder, on a date that shall be one (1) business day after the date of consummation of the transactions contemplated by this Agreement. As used herein, the term "market value" means the product of (A) the number of shares of common stock of Sport Information or number of shares of common stock of Sport Information underlying any options held by any of the HEMP Security-holders or, in the case of Westek, those held by the Majority Shareholder, multiplied by (B) the closing price per share of the shares of Sport Information common stock on the date in question (the date payment is due to be made or one (1) business day after the date of consummation of the transactions contemplated by this
Agreement,   as   applicable),   as  such   shares   are   traded  on  the  NASD
over-the-counter bulletin board or on any national securities exchange. Notwithstanding the foregoing, except if the provisions of Section 6.6 below shall be applicable, the maximum aggregate Liability of in respect of this Agreement of: (i) the Management Group members shall not exceed the sum of $2,400,000; (ii) the HEMP TL shall not exceed the net market value (net of taxes and selling expenses) of the securities of Sport Information representing the entire corpus of such trust as at the date payment is due to be made in respect of any of such Liabilities, and (iii) the Majority Shareholder shall not exceed the net market value (net of taxes and selling expenses) of the securities of Sport Information representing the entire corpus of such trust as at the business day immediately prior to the date payment is due to be made in respect of any of such Liabilities.

                  (d) Indemnitee agrees to give to the Indemnitor prompt written notice of any claim with respect to which it may be entitled to indemnity or damages hereunder (but the obligations of Indemnitor under this Article 6.3 or otherwise shall not be impaired by failure to give such notice except to the extent said failure actually causes Losses to, or prejudices the rights of Indemnitor). Indemnitor shall have the right to (and shall upon the request of Indemnitee) assume, with counsel reasonably satisfactory to Indemnitee, the defense of any such claim brought by a third party. After Indemnitor's written confirmation of the assumption of the defense of any such claim and its obligation to indemnify and hold harmless Indemnitee in respect thereof
Indemnitor shall not be responsible for the legal fees and expenses of counsel independently retained by Indemnitee during the continuance of such assumption (but shall be liable for any such fees and expenses other than during the continuance of such assumption). Indemnitor may effect any settlement, adjustment or other compromise (collectively, "SETTLEMENT") of any such claim without the consent of Indemnitee if Indemnitor has paid, or made adequate provision for the payment of, the amount of such Settlement at the time thereof and obtained a complete release respecting any such claims against the Indemnitee, as applicable, provided that before entering into any Settlement that involves any remedy other than the payment of money by Indemnitor, Indemnitor shall obtain the prior written consent of Indemnitee, which shall not be unreasonably withheld, denied or delayed. Indemnitee may, at its election, employ counsel at its own expense in connection with the handling of any such claim. Indemnitee shall have the right to enter into any Settlement of any such claim provided Indemnitee shall not be entitled to any indemnification or damages hereunder in connection with the payment of any amounts pursuant to any Settlement agreed to by it unless such Settlement is consented to in writing by Indemnitor, which consent shall not be unreasonably withheld, denied or delayed. The Parties agree to cooperate with each other in connection with the defense, negotiation or Settlement of any claim of a third party.

                  (e) The Indemnitee shall not be entitled to claim more than once in respect of the same loss or damage.

                  (f) The Indemnitee shall not have any claim under this Agreement in respect of any matter to the extent that the facts which might result in a claim or possible claim were fairly disclosed in the Disclosure Schedule or in this Agreement or the other documents referred to in this Agreement.

                  (g) No HEMP Security-holder shall be liable for any claim under this Agreement if and to the extent that a liability arises or is increased as a result of any act or omission of Sports Information (or any persons deriving title from it), HEMP or either Corporation after Closing done or suffered other than:

                           (i) pursuant to a legally binding  obligation entered
into by the Corporation concerned before Closing; or

                           (ii) in order to comply with any law.

                  (h) No Indemnitor shall have a liability for a claim under this Agreement unless and until such claim reaches final determination, which means:

                           (i) the  relevant  Indemnitor(s)  and the  Indemnitee
agreeing a settlement in respect of the relevant claim or it being otherwise satisfied; or

                           (ii) an  order or a  decree  of a court of  competent
jurisdiction being given in proceedings in respect of a relevant claim and such order or decree being final and not or no longer appealable.

                  (i) If any claim under this Agreement is based upon a liability that is contingent only an Indemnitor shall not be liable to make any payment to an Indemnitee, unless and until such contingent liability becomes an actual liability and is discharged and in the case of a claim under the warranties set out in Section 3 loss is proven.

                  (j) Where an Indemnitee is at any time entitled to recover from some other Person any sum in respect of any matter giving rise to a claim under this Agreement the Indemnitee shall (and shall procure that the relevant Corporation shall (as appropriate)) undertake all reasonable steps to enforce such recovery prior to taking any actions (other than notifying the Indemnitor of the claim) against an Indemnitor and in the event that an Indemnitee or a Corporation or HEMP shall recover any amount from such other Person the amount of the claim against an Indemnitor shall be reduced by the amount recovered less the reasonable costs incurred by the Indemnitee or the relevant Corporation or HEMP in recovering that sum from such other person.

                  (k) If an Indemnitor makes any payment to an Indemnitee or either Corporation in relation to any claim under this Agreement and the Indemnitee or any Corporation or HEMP subsequently receives from a third party any amount referable to, or any benefit which would not have been received but for the circumstances giving rise to, the subject matter of that claim, the Indemnitee shall, once it or either Corporation or HEMP has received such amount or benefit, immediately repay or procure the repayment to the Indemnitor of either:

                           (i) the amount of such  receipt  (after  deducting an
amount equal to the reasonable costs of the Indemnitee or either Corporation or HEMP incurred in recovering such receipt and any taxation payable on it); or if lesser,

                           (ii) the amount  paid in respect of such claim by the
Indemnitor together with any interest or repayment supplement paid to the Indemnitee or the Corporation or HEMP in respect of it.

                  (l) Nothing in this Section shall in any way affect or prejudice the Indemnitee's common law duty to mitigate its loss.

                  (m) a HEMP Security-holder's liability in respect of any breach or non fulfillment of the warranties in Article III and/or the indemnities under this Article VI shall be extinguished or reduced if and to the extent that:

                           (i) any  allowance,  provision  or reserve is made or
otherwise noted, taken account of, or reflected in the Financial Statements or the matter to which such liability relates was taken into account in computing the amount of such provision or reserve; or

                           (ii)  the  claim  would  not have  arisen  but for an
alteration or enactment (other than a re-enactment) of any statute, statutory instrument or regulation or other legislative or regulatory act or imposition or any change in the requirements or published practice or extra statutory concession of a taxation authority (whether of the United Kingdom or elsewhere) which was announced or enacted or imposed or became effective on or after the date of this Agreement, whether with or without retrospective effect, or any judgement delivered after the date of this Agreement; or

                           (iii) the claim arises as a result of the  withdrawal
on or after the date of this Agreement of any published practice or extra statutory concession of a taxation authority (whether of the United Kingdom or elsewhere) having general application, whether with or without retrospective effect; or

                           (iv) the claim  arises as a result of the  withdrawal
on or after the date of this Agreement of any written agreement or administrative arrangement of either of the Corporations made with the Inland Revenue or any other taxation authority, whether with or without retrospective effect; or

                           (v) the claim arises as a result of any changes on or
after the date of this Agreement of the applicable accounting standards; or

                           (vi) the claim  arises as a result of any  changes on
or after the Closing Date in the accounting or taxation policies or practices of either of the Corporations, including, without limitation, the policies and practices in terms of which the Corporations values its assets, makes provisions or recognizes liabilities or the length of any accounting period; or

                           (vii) the claim  would not have  arisen or would have
been reduced but for failure or omission by the Corporations after the Closing Date to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing the making, giving or doing of which was taken into account in computing the provision for taxation in the accounts.

                  (n) Sports Information hereby acknowledges and agrees that none of the HEMP Security-holders nor any person on their behalf makes or has made any representation or promise or gives or has given any warranty, assurance or undertaking to Sports Information with respect to the matters provided for in this Agreement other than as expressly set out in Article III. Sports Information hereby further acknowledges and admits that it has not entered into this Agreement (or any of the documents referred to in it or executed at Closing) in reliance on any representation, promise, warranty, assurance or undertaking, written or oral to or by whomsoever made other than the warranties set out in Article III.

                  (o) The HEMP Security-holders shall have no liability in respect of any matter of which Sports Information or its professional advisers were aware, or which a prudent purchaser having taken professional advice ought reasonably to be aware, as a result of its due diligence review.

                  (p) Sports  Information and the Sports  Information  Principal
Stockholder jointly and severally confirm and warrant to the HEMP Security-holders that there are no circumstances (save as disclosed in the Disclosure Schedule) within the knowledge of Sports Information or its professional advisers or any of the Sports Information Principal Stockholders or their professional advisers at the date of this Agreement which will or may reasonably be expected may entitle Sports Information and the Sports Information Principal Stockholders or any one or more of them to make a claim under this Agreement and in so far as there are such circumstances and provided that the extent of the knowledge of Sports Information or its professional advisers or any of the Sports Information Principal Stockholders or their professional advisers as at the date of this Agreement was such that they (or any one or more of them) ought reasonably to have appreciated that the matter will or may entitle them to make such a claim, Sports Information and the Sports Information Principal Stockholders will not be entitled to make any claim in respect thereof.

                  (q) Sports Information and the Sports Information Principal Stockholders irrevocably and jointly and severally agree with and undertake to the HEMP Security-holders that notwithstanding any other provisions of this Agreement or any rule of law to the contrary:

                           (i) The HEMP Security-holders can refer to a document
in the Disclosure Schedule and attach or annex to the Disclosure Schedule files of disclosure documents without making detailed disclosures of the contents of such disclosure documents with reference to a particular warranty in the section headed "Specific Disclosures" in the Disclosure Schedule and that all such references and the contents of the disclosure documents shall constitute and be deemed to have constituted full, fair and effective disclosure, with the result that the HEMP Security-holders' liability under or pursuant to the warranties shall be limited and/or excluded accordingly as long as the matter to be disclosed and its relevance to the subject matter of the warranty ought reasonably to be apparent to Sports Information or its professional advisers if it or they had reviewed fully the copy of the relevant document attached or annexed to the Disclosure Schedule; and

                           (ii) Sports  Information  and the Sports  Information
Principal Stockholders have had the opportunity to review fully all documents and information listed in the annexes to the Disclosure Schedule.

         6.4 None of the Majority Shareholder or the Minority Shareholders shall be subject to any Liabilities under this Agreement if and to the extent that recovery in respect of the matter giving rise to such Liabilities is made by any Person under the HEMP Share Purchase Agreement.

         6.5 Notwithstanding the fact that the Sports Information Principal Stockholders give or make certain representations, warranties, undertakings, covenants and agreements in this Agreement jointly and severally with Sports Information, each of the Sports Information Principal Stockholders irrevocably undertakes to the HEMP Security-holders and Sports Information not to seek any contribution from, or make any other claim against, Sports Information in respect of any Liabilities that any of the Sports Information Principal Stockholders may suffer or incur pursuant to this Agreement.

         6.6 FRAUD. The limitations set out in this Article VI shall not apply to an Indemnitor in respect of Liabilities arising from fraud or dishonesty or willful non-disclosure on the part of that Indemnitor, its agents or advisers.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         7.1 TERMINATION. The Parties may terminate this Agreement as provided below:

                  (a) Sports Information and the HEMP Security-holders may terminate this Agreement by mutual written agreement at any time prior to the Closing.

                  (b) Sports Information may terminate this Agreement by giving written notice to the HEMP Security-holders at any time prior to the Closing (i) if any of the HEMP Security-holders has breached any material representation, warranty, or covenant contained in this Agreement, Sports Information has notified the HEMP Security-holders in writing of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or
(ii) if the Closing shall not have occurred on or before June 30, 2004 (the "OUTSIDE CLOSING DATE"), unless the failure results primarily from Sports Information or the Sports Information Principal Stockholder itself or himself breaching any material representation, warranty, or covenant on its or his part to be observed or performed that is contained in this Agreement.

                  (c) The HEMP Security-holders together holding not less than 75% of the outstanding HEMP Shares may terminate this Agreement by giving written notice to Sports Information at any time prior to the Closing (i) if Sports Information or any of the Sports Information Principal Stockholders have breached any material representation, warranty, or covenant contained in this Agreement, any HEMP Security-holder has notified Sports Information in writing of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the Outside Closing Date, unless the failure results primarily from any of the HEMP Security-holders/Party or Parties wishing to exercise the right of termination themselves breaching any representation, warranty, or covenant on their part to be observed or performed that is contained in this Agreement.

         7.2  EFFECT OF TERMINATION.

                  (a) If any Party terminates this Agreement pursuant to Section 8.1, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

                  (b) As a material inducement to Sports Information and the HEMP Security-holders entering into this Agreement, each such Party and each of the other Parties hereby agrees that, notwithstanding anything contained elsewhere in this Agreement, if this Agreement is terminated prior to Closing due to any Party's breach, the non-breaching Parties' sole remedy against the breaching Party shall be arbitration for monetary damages, and not a suit for injunctive relief.

         7.3  ENTIRE AGREEMENT, SURVIVAL.

                  (a) This Agreement, and the documents referred to in it, constitute the entire agreement and understanding of the Parties and supersede any previous agreements made or existing between the Parties or any of them before or simultaneously with this Agreement and relating to the subject matter of this Agreement (all of which shall be deemed to have been terminated by mutual consent with effect from the date of this Agreement). For the avoidance of doubt, the provisions of the HEMP Share Purchase Agreement shall continue in full force and effect.

                  (b) Each of the Parties acknowledges and agrees that on entering into this Agreement, and the documents referred to herein, does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement.

                  (c) The only remedy available to a Party for a breach of this Agreement shall be for breach of contract under the terms of this Agreement.

                  (d) Nothing in this Section 7.3 shall, however, operate to limit or exclude any liability for fraud.

                  (e) Except as otherwise permitted by this Agreement no change to its terms shall be effective unless it is in writing and signed by or on behalf of each of the Parties.

         7.4  JURISDICTION AND GOVERNING LAW.

                  (a) Subject to the dispute resolution provisions provided elsewhere in this Agreement this Agreement shall be governed by and construed in accordance with the laws of England.

                  (b) The Parties hereby submit to the exclusive jurisdiction of the courts of England for all purposes in connection with this Agreement.

         7.5 SCHEDULES; TABLES OF CONTENTS AND HEADINGS, NOTICES. Any section of the Disclosure Schedule required to be attached and not attached to this
Agreement on the Agreement Date shall be deemed to have been attached thereto with the following thereon: "NONE." The table of contents and section headings of this Agreement and titles given to Schedules to this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally (including by confirmed legible facsimile transmission and contemporaneous first-class mailing for overnight delivery), (b) delivered by a responsible overnight courier service, or (b) five business days after being deposited first class, or airmail class if to a different country, in the mails, in each such case delivered or mailed to the Parties at the addresses set forth below (or to such address as a Party may have specified by notice given to the other Parties pursuant to this provision).

         7.6 SEPARABILITY. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect (a) such provision shall be enforced to the maximum extent permissible under applicable law, and (b) the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         7.7  MISCELLANEOUS PROVISIONS.

                  (a) Subject and without prejudice to Section 7.2(a), all rights and remedies of any Party under any provision of this Agreement shall be in addition to any other rights and remedies provided for by any law of any kind (including all forms of legal and equitable relief, including specific performance), all rights and remedies contemplated in the preceding part of this sentence shall be independent and cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude or waive the exercise of any other right or remedy.

                  (b) Any Party may waive compliance by another with any of the provisions of this Agreement provided that (i) no waiver of any provision shall be construed as a waiver of any other provision, (ii) any waiver must be in writing and shall be strictly construed, and (iii) a waiver in any one instance shall not be deemed a waiver in any subsequent instance.

                  (c) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as contemplated by Article VI, the provisions of this Agreement (i) are for the sole benefit of the Parties, and (ii) shall not create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement and consequently no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it. No assignment of this Agreement or of any rights or obligations hereunder, and no declaration of trust in respect of any such rights or the benefit of this Agreement, may be made by any Party (by operation of law or otherwise) without the prior written consent of the other Parties and any attempted assignment or declaration of trust without the required consent shall be void; provided, that (i) no such consent shall be required for Sports Information to assign part or all of its rights under this Agreement to one or more of its Affiliates, but no such assignment shall relieve Sports Information of any of its obligations under this Agreement as a primary obligor and (ii) Sports Information shall have the right, without consent, to assign this Agreement and any agreements or other documents relating hereto, as collateral security for Sports Information's obligations to its lenders, and such lenders shall have the right, without consent, to assign their rights in and to this Agreement and any such agreements, certificates or other documents, to any purchaser or assignee of such lenders' rights, whether by foreclosure or otherwise, but no such assignment shall relieve Sports Information of any of its obligations under this Agreement as a primary obligor. Sports Information shall give the HEMP Security-holders prior notice of any assignment.

                  (d)  This   Agreement   may  be   executed   via  fax  and  in
counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

                  (e) Each Party (severally) shall indemnify and hold harmless the other Parties from and against any and all claims for investment bankers, brokers, finders or similar commissions ("THIRD PARTY COMMISSION") made by any Person as a result of this Agreement and the transactions contemplated hereunder to the extent that any such Third Party Commission was incurred, or alleged to have been incurred, by or through that Party.

                  [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                        SPORTS INFORMATION AND PUBLISHING
                                        CORP.

                                        By:
                                                 -------------------------------
                                        Name: Michael D. Tanner
                                        Title: President and CEO



                                        ----------------------------------------
                                                 MICHAEL D. TANNER

                                        HEMP TRUSTEES LIMITED

                                        By:
                                                 -------------------------------
                                        Name:
                                        Title:



                                        MANAGEMENT GROUP:

                                        ----------------------------------------
                                        JOHN FULLER

                                        Easter Shian, Glen Quaich, Amulree
                                        Perthshire, Scotland PH8 0DB


                                        ----------------------------------------
                                        BRIAN CAMERON

                                        Campbell Cairns, Craigellachie
                                        Aberlour, Scotland AB 38 9SL

                                        MAJORITY SHAREHOLDER:

                                        ABACUS TRUST COMPANY LIMITED AS TRUSTEE
                                        FOR THE WESTEK LIMITED EMPLOYEE TRUST


                                        By:
                                        Name: _____________, Director
                                        Address of the Majority Shareholder:

                                        2nd Floor
                                        60 Circular Road
                                        Douglas Isle of Man
                                        IM1 1SA

                                        WESTEK LIMITED

                                        By:
                                        Name: _____________,
                                        Title:  Director

                                        Taurus Park
                                        Europa Boulevard
                                        Warrington
                                        Cheshire
                                        WA5 7YT
                                        England



                                        MINORITY SHAREHOLDERS:

                                        ----------------------------------------
                                        EMANUEL COHEN
                                        Address:

                                        ----------------------------------------
                                        ----------------------------------------

                                        ----------------------------------------
                                        RODNEY PHILIP JACKSON
                                        Address:

                                        ----------------------------------------
                                        ----------------------------------------

                                        UNIVERSITY OF LIVERPOOL

                                        By: ________________________________
                                        Name:    _____________, [POSITION]
                                        Address:

                                        ----------------------------------------
                                        ----------------------------------------

                                        ----------------------------------------
                                        NIGEL ALISTAIR BUIST SIMPSON
                                        Address:

                                        ----------------------------------------
                                        ----------------------------------------

                                        UNIVERSITY OF LEEDS INNOVATIONS
                                        LIMITED

                                        By: __________________________

                                        Name:    _____________, Director
                                        Address:

                                        ----------------------------------------
                                        ----------------------------------------
                                        JAMES JOHNSTON WALKER
                                        Address:

                                        --------------------------------
                                        ---------------------------------

                                        WHITE ROSE TECHNOLOGY LIMITED

                                        By: __________________________
                                        Name: _____________,
                                        Authorized signatory
                                        Address:

                                        ----------------------------------------
                                        ----------------------------------------

                                        NEW SHAREHOLDER GROUP


                                        ----------------------------------------
                                        Robert M. Rubin


                                        ----------------------------------------
                                        Victor Kaminsky

                                        ----------------------------------------


                                        ----------------------------------------


                                        ----------------------------------------


                                        ========================================
                                              Jay Kaplowitz

                                        ----------------------------------------
                                              Stephen A. Weiss

                                   SCHEDULE 1
                                   DEFINITIONS

         In addition to the other terms defined in the Agreement, the following terms shall have the following meanings when used in this Agreement:

         "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, alone or together with other Persons, controls or is controlled by or is under common control with such Person. "CONTROL" "controlled by" and "under common control with", as and with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

         "AGREEMENT DATE" means the date of this Agreement.

         "BENEFIT ARRANGEMENTS" means life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, educational assistance, tuition refund, service award, company car, scholarship, relocation, fringe benefit, contracts and policies or practices of the Corporations providing employee or executive compensation or benefits to Employees, whether written or unwritten, other than Employee Benefit Plans.

         "CONFIDENTIAL INFORMATION" means information with respect to the Corporations relating to customers, suppliers, pricing information, other financial information, techniques and capabilities, product information, market information, processes, formulae, trade secrets, advertising and marketing plans, current strategies and contractual relations; PROVIDED, that Confidential Information does not mean information (i) that is or becomes part of the public domain through no fault of the HEMP Security-holders, a Person party to or contract with the Corporations relating to confidential or proprietary information of the Corporations or any Affiliate, agent ore representative, or
(ii)  that  may be  required  to be  disclosed  by  law  or by any  Governmental
Authority.

         "CONSENTS" means consents, authorization, approvals, actions, waivers and similar writings.

         "CONTRACT" means any contract, mortgage, indenture, lease, sublease, note, bond, deed of trust, license, sublicense, purchase order, sales order, undertaking, understanding, plan, commitment, arrangement, instrument, or other agreement, oral or written, formal or informal.

         "JUNE 30, 2003 BALANCE SHEET" means the individual balance sheets of the Corporations as of June 30, 2003.

         "DISCLOSURE SCHEDULE" is defined in the introduction to Article III.

         "DOCUMENT" means any Contract, financial statement, registration, certificate (including officer's certificates), application, other writing or other document.

         "EMPLOYEE BENEFIT PLANS" means: (i) each "employee benefit plan," as defined in Section 3(3) of ERISA (including any Multiemployer Plan), and (ii) all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right or other equity-based incentive, severance, salary continuation, supplemental unemployment benefits, termination, change-of-control, health, life, disability, vacation, holiday and fringe benefit plan, program, contract or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated) sponsored, maintained, contributed to, or required to be contributed to, by either of the Corporations, or under which either of the Corporations has or could have any Liability.

         "EMPLOYEES"  means  all  employees  of  the   Corporations,   including
employees  on  approved  leaves  of  absence  (whether  family  leave,   workers
compensation, medical leave or otherwise).

         "ENCUMBRANCE" means any mortgage, pledge, lien, charge, encumbrance, lease, security interest, license, easement, restriction, encroachment, condition, covenant, claim, exception, option, equity, right, other interest or other encumbrance of any kind or nature (whether absolute, accrued, disputed, contingent or otherwise) provided, that the term "Encumbrance" when used in this Agreement shall not mean or include any obligation or undertaking of the HEMP TL to grant to the Management Group options with respect to the HEMP TL Sports
Information Shares or the HEMP TL Shares, whether pursuant to the Letter of Wishes or otherwise.

         "EXCHANGE AGENT" means David L. Kagel, Esq.

         "FINANCIAL STATEMENTS" means each of the Balance Sheets and the annual and interim statements of operations, changes in cash flow and changes in stockholders equity referred to in Section 3.4.

         "GOVERNMENTAL AUTHORITY" means any United Kingdom, United States and/or foreign federal, state, local or other governmental authority of any kind or nature, including any department, subdivision, commission, board, bureau, regulatory agency, agency or instrumentality thereof, any court and any administrative agency, and any comparable body performing any governmental functions.

         "HEMP    SECURITY-HOLDERS    INDEMNIFIED   PARTY"   means   each   HEMP
Security-holder and any permitted assignee of any HEMP Security-holder.

         "HEMP SHARE PURCHASE AGREEMENT" means the share purchase agreement between the HEMP Security-holders, HEMP and Westek Limited dated on or around the date of this Agreement, pursuant to which HEMP acquired the issued share capital of the Corporations.

         "INDEMNIFIABLE CLAIM" means any claim or other Proceeding with respect to which an Indemnitee may be entitled to indemnification or damages under this Agreement.

         "INDEMNITEE" means the Party or other Person seeking indemnification or damages pursuant to this Agreement.

         "INDEMNITOR" means the Party that is required or requested to provide indemnification or damages pursuant to this Agreement.

         "INTELLECTUAL PROPERTY" means all (i) patent and patent rights, trademarks and trademark rights, trade names and trade name rights, copyrights and copyright rights, service marks and service mark rights, and all pending applications for and registrations of the same; (ii) brand names, trade dress, business and product names, logos and slogans, and (iii) proprietary technology, including all know-how, trade secrets, quality control standards, reports (including test reports), designs, processes, market research and other data, computer software and programs (including source codes and related documentation), formulae, inventions and other ideas, methodologies, and technical information, (iv) claims of the owner of any intellectual property for infringement of its rights by a third party, no matter when arising, and (v) other intellectual property.

         "LAW" means, as to any Person, the certificate of incorporation and by-laws, and any statute, rule, regulation, ordinance, code, guideline, law, judicial decision, determination, order (including any injunction, judgment, writ, award or decree) or Consent of a court, other Governmental Authority or arbitrator, in each case applicable to or binding upon such Person, including the conduct of its business, or any of its assets or revenues or to which such Person or any of its assets or revenues are subject.

         "LIABILITIES" means any liabilities, commitments or other obligations of any kind or nature whatsoever, accrued, fixed, contingent or otherwise, liquidated or unliquidated, direct or indirect, choate or inchoate, determined, determinable or non-determinable, due or to become due.

         "LOSSES" means any and all Liabilities, losses, claims (including allegations), demands, other Proceedings, damages, deficiencies, assessments, judgments, fines, penalties, reasonable costs (including remediation, renewal or response costs, and costs of investigation), and reasonable expenses (including reasonable legal fees and expenses, including reasonable legal fees and expenses incurred in the enforcement of the obligations under Section 6.1 or Section 6.2).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the businesses, operations, results of operations, assets, condition (financial or otherwise) of the Corporations or Sports Information (as the case may require), when taken as a combined whole.

         "MATERIAL CONTRACT" means any (i) Contract to which the Corporations are a party or by which any of its assets or properties is bound or subject that
(a) requires an expenditure by or payment to the Corporations of more than $15,000 for such Contract or a series of related Contracts (whether or not performed in part); (b) requires performance or payment to or by the Corporations after December 31, 2003; (c) materially restricts the Corporations from engaging in its business or in using any of its assets or properties; (d) is a collective bargaining agreement or a similar type of agreement; (e) relates to any Real Property; (f) is a loan or credit agreement, capital lease or other agreement for borrowed money; (g) is a guaranty, letter of credit or other surety arrangement given by the Corporations; (h) creates an Encumbrance on any of the assets or properties of the Corporations or the Shares; (h) is a license, distribution or supply agreement (other than a "shrink-wrap" software license agreement); (i) is a customer agreement (other than a purchaser order entered into in the ordinary course of business); (j) is an agreement for the purchase of assets or stock or related to any business combination entered into outside the ordinary course of business; (k) relates to the employment or compensation of any employee, former employee, consultant or former consultant of the Corporations; or (l) otherwise is material to the Corporations or (ii) Contract to which any of the HEMP Security-holders is a party or by which any of his assets or properties is bound or subject that encumbers or otherwise relates to the Shares.

         "PERMITS"   means   all   authorizations,    licenses,   registrations,
franchises,   variances,  consents,  clearances,  waivers,  certificates,  other approvals and similar writings granted or issued by any Governmental Authority.

         "PERSON"  means  any  individual,  corporation,   partnership,  limited
liability company, trust, association, Governmental Authority or any other entity.

         "PROCEEDINGS" means any claims, controversies, demands, actions, lawsuits, investigations, proceedings or other disputes, formal or informal, including any by, involving or before any arbitrator or any Governmental Authority.

         "REAL PROPERTY" means all of the real property owned and/or leased by the Corporations, including any portion thereof, listed in SECTION 3.19 TO THE DISCLOSURE SCHEDULE and more particularly described in the Lease.

         "RELATED AGREEMENT" means any Contract (including all Contracts delivered at the Closing) arising out of the execution, delivery or performance of this Agreement or the HEMP Share Purchase Agreement (and terms that are defined in the HEMP Share Purchase Agreement but are not defined in this Agreement shall have the same meanings in this definition) (whether executed prior to, at or subsequent to the Closing), including, without limitation (a) the Fuller Employment Agreement, (b) the Cameron Employment Agreement, (c) the Note, (d) the Sports Information Series A Preferred Stock Articles of Amendment,
(e) the Guaranty Agreement, (f) the Shareholders Agreement, (g) the HEMP Share Purchase Agreement and the Exhibits thereto, (h) the Repurchase Option Agreement, and (i) the Sports Information Stock Option Plan.

         "TAXATION AUTHORITY" means the Inland Revenue, H.M. Customs & Excise or
any  other  statutory,   governmental,   federal,  state,  provincial  or  local
government authority, body or official.

         "TAXES" means any and all taxes or assessments of any kind or nature whatsoever, whether imposed in the United Kingdom, the United States or elsewhere in the world, including any and all income, franchise, gross receipts, sales, alternative, add-on, minimum, employment, real property, personal property, business, capital stock, use and occupancy, AD VALOREM, transfer, license, excise, stamp, other transfer, estimated, withholding, service, payroll and recording taxes and any related penalties, charges, interest and other additions thereto.

         "TO THE KNOWLEDGE OF THE HEMP SECURITY-HOLDERS" (and reasonably similar terms) means "to the best of the knowledge and belief of the HEMP Security-holders after reasonable inquiry of the management of the Corporation."

         "TO THE KNOWLEDGE OF BRIAN CAMERON OR JOHN FULLER" (and reasonably similar terms) means "to the best of the knowledge and belief of Brian Cameron or John Fuller after reasonable inquiry of other members of the management of the Corporations (including each other)".

         "SPORTS INFORMATION INDEMNIFIED PARTY" means Sports Information and any permitted assignee of Sports Information.